EXHIBIT 10.5



                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                  dated as of

                                February 9, 1995

                                     among

                              COMCAST CORPORATION

                               COMCAST QVC, INC.

                         QVC PROGRAMMING HOLDINGS, INC.

                           LIBERTY MEDIA CORPORATION

                              QVC INVESTMENT, INC.

                                      and

                               LIBERTY QVC, INC.




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                               TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE 1
                                  DEFINITIONS

 1.1.          Definitions...................................................  2


                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF COMCAST AND CQI

 2.1.          Due Organization.............................................. 11
 2.2.          Authority Relative to This Agreement.......................... 11
 2.3.          No Conflict; Required Filings and Consents.................... 11
 2.4.          No Other Agreements; No Obligations under
               July Stockholders Agreement................................... 12
 2.5.          QVC Shares; Good Title........................................ 13
 2.6.          Public Disclosure............................................. 13
 2.7.          Litigation.................................................... 13


                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF LIBERTY AND LIBERTY SUB

 3.1.          Due Organization.............................................. 14
 3.2.          Authority Relative to This Agreement.......................... 14
 3.3.          No Conflict; Required Filings and Consents.................... 14
 3.4.          No Other Agreements; No Obligations under
               July Stockholders Agreement................................... 15
 3.5.          QVC Shares; Good Title........................................ 15
 3.6.          Public Disclosure............................................. 16
 3.7.          Litigation.................................................... 16


                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF QPH

 4.1.          Due Organization.............................................. 16
 4.2.          Authority Relative to This Agreement.......................... 16
 4.3.          No Conflict; Required Filings and Consents.................... 17
 4.4.          Capitalization................................................ 17
 4.5.          Litigation.................................................... 18







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                                                                            Page



                                   ARTICLE 5
                       CERTAIN OBLIGATIONS OF THE PARTIES

 5.1.          Contributions to QPH...........................................18
 5.2.          Reasonable Efforts; Cooperation................................19
 5.3.          Certain Notices................................................20
 5.4.          Publicity......................................................20
 5.5.          QVC Repurchase Rights and Registration
               Rights; Waiver.................................................20
 5.6.          Certain Liberty Rights; Waiver.................................21
 5.7.          Fees and Expenses..............................................21
 5.8.          Future Business Opportunities..................................21
 5.9.          Certain Agreements.............................................22
 5.10.         Capital Restructuring......................................... 22


                                   ARTICLE 6
                              CORPORATE GOVERNANCE

 6.1.          Management; Composition of the Board.......................... 23
 6.2.          Management Committee; Certain Approval
               Rights........................................................ 25
 6.3.          Notice to Liberty............................................. 29
 6.4.          Transfer of Management Functions.............................. 30
 6.5.          Changes in Stockholders' Percentage
               Ownership..................................................... 30


                                   ARTICLE 7
                       RESTRICTIONS ON TRANSFER; LEGENDS

 7.1.          General....................................................... 31
 7.2.          Legend on Securities.......................................... 32


                                   ARTICLE 8
                             RIGHT OF FIRST REFUSAL

 8.1.          Right of First Refusal........................................ 33







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                                                                            Page



                                   ARTICLE 9
                              CERTAIN EXIT RIGHTS

 9.1.          Registration Rights........................................... 40
 9.2.          Initiation of Exit Rights..................................... 40
 9.3.          Appraisal Process............................................. 41
 9.4.          Comcast's Purchase Rights..................................... 42
 9.5.          Liberty's Purchase Rights..................................... 44
 9.6.          Compulsory Sale............................................... 47
 9.6A.         Exclusive Remedy.............................................. 47
 9.7.          Change of Control Purchase Rights............................. 47
 9.8.          .............................................................. 50
 9.9.          Tag-Along Rights.............................................. 51
 9.10.         Right to Compel Sale.......................................... 53
 9.11.         Qualifying Securities Limitation.............................. 56


                                   ARTICLE 10
                                 MISCELLANEOUS

 10.1.         Agreement to be Bound......................................... 56
 10.2.         Undertaking................................................... 56
 10.3.         Entire Agreement.............................................. 57
 10.4.         Binding Effect; Benefit....................................... 57
 10.5.         Assignability................................................. 57
 10.6.         Amendment; Waiver; Termination................................ 57
 10.7.         Notices....................................................... 57
 10.8.         Headings...................................................... 59
 10.9.         Counterparts.................................................. 59
 10.10.        Applicable Law................................................ 59
 10.11.        No Inconsistent Agreements; Specific
               Enforcement................................................... 60
 10.12.        Survival...................................................... 60


                              SCHEDULES; EXHIBITS

         Schedule I       QVC Securities held by Comcast Group and
                          Liberty Group
         Schedule II      Calculation of Attributable Interest

         Exhibit A        Registration Rights
         Exhibit B        Form of Charter
         Exhibit C        Form of Bylaws

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of April 21, 1995 among QVC Programming Holdings, Inc., a Delaware corporation ("QPH"), Comcast Corporation, a Pennsylvania corporation, Comcast QVC, Inc., a Delaware corporation ("CQI"), Liberty Media Corporation, a Delaware corporation, QVC Investment, Inc., a Colorado corporation ("QII"), and Liberty QVC, Inc., a Colorado corporation ("LQI", and, together with QII, "Liberty Sub").


                              W I T N E S S E T H


                  WHEREAS, Comcast (as defined below) and TCI Cable Investments, Inc. ("Old Liberty") entered into a letter agreement dated August 4, 1994 (the "Joint Bidding Agreement") with respect to the joint acquisition (the "Acquisition") of QVC, Inc., a Delaware corporation ("QVC"), on the terms described in the Merger Agreement (as amended from time to time, the "Merger Agreement") dated as of August 4, 1994 among Comcast, Old Liberty, Comcast QMerger, Inc. (now QPH) and QVC;

                  WHEREAS, Old Liberty assigned all of its rights under the Merger Agreement to Liberty (as defined below), a new wholly-owned subsidiary of Tele-Communications, Inc.
("TCI");

                  WHEREAS, Liberty agreed by letter dated October 13, 1994 to be bound by all of the provisions of the Joint Bidding Agreement and, subject to the terms and conditions set forth therein, to perform all liabilities and obligations of Old Liberty under the Joint Bidding Agreement;

                  WHEREAS, simultaneously with the execution of the Joint Bidding Agreement, Comcast, Arrow Investments, L.P. ("Arrow") and Barry Diller entered into a letter agreement relating to certain matters in connection with the Acquisition;

                  WHEREAS, QPH made a tender offer (the "Offer") to purchase all of the outstanding shares (collectively, the "QVC Shares") of common stock, par value $.01 per share, Series B Preferred Stock and Series C Preferred Stock, each par value $.10 per share, of QVC, for $46 per share of common stock and $460 per share of preferred stock, net to the seller in cash, on the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal in the respective forms filed with the Securities and Exchange Commission (the "Commission") on August 11, 1994 (in each case, as amended and supplemented through the date hereof);

                  WHEREAS, the Joint Bidding Agreement requires that certain of its provisions will be included in a definitive stockholders agreement to be executed by the parties thereto prior to the consummation of the Offer;

                  WHEREAS, each of the Liberty Group and the Comcast Group (each, as defined below) owns the number and type of outstanding securities of QVC set forth below the name of such Stockholder Group (as defined below) on
Schedule I hereto; and

                  WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth their respective agreements with respect to (i) the Company Securities now held or hereafter acquired by each Stockholder (as defined below) and (ii) certain other matters regarding the Company.

                  NOW, THEREFORE, for and in consideration of the mutual representations, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

                  1.1. Definitions. (a) The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no member of a Stockholder Group shall be deemed an Affiliate of any of the members of the other Stockholder Group solely by reason of any investment in the Company; and provided further that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any member of the Comcast Group or the Liberty Group. For the purpose of this definition, the term "control" (including its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through




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the ownership of voting securities, by contract or otherwise.

                  "Associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                  "Attributable Interest" shall mean, with respect to either Comcast or Liberty, as the case may be, the sum of, without duplication, (i) such Person's direct equity economic interest in Shares and (ii) to the extent such Person owns Shares indirectly, the sum of such Person's indirect equity economic interest in Shares through one or more unbroken chains of Subsidiaries, which interest shall be quantified in amount by a series of percentage multiplications commencing with the equity interest in shares of the Subsidiary of such Person which holds the Shares directly and multiplying that by the next most proximate equity interest in the Person which is the parent entity of such Subsidiary and multiplying in turn each succeeding equity interest in the order of their progression away from the entity directly holding Shares by the result of the immediately preceding multiplication until the percentage interest of Comcast or Liberty, as the case may be, in the Shares is determined; provided that, except for purposes of Section 6.5, Shares acquired by such Person from any Person other than (x) a member of the Liberty Group or the Comcast Group or
(y) the Company (except to the extent such Shares are issued as a stock dividend or other pro rata distribution to stockholders of the Company) shall not be included in any calculation of Attributable Interest hereunder. In the event that any Person issues Derivative Securities, the Shares or the amount of the equity interest in the applicable Subsidiary of such Person, as the case may be, subject to such Derivative Securities, shall be excluded from any calculation of such Person's Attributable Interest hereunder. For purposes of clarification, Attributable Interest shall be calculated in a manner consistent with the example set forth on Schedule II.

                  "Bankruptcy Act" means the Bankruptcy Reform Act of 1978, as amended.

                  "Board" means the board of directors of the Company.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to be closed.





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                  "Bylaws" means the bylaws of the Company, in substantially the form attached as Exhibit C hereto, as amended from time to time in accordance herewith.

                  "CFC" means Comcast Financial Corporation, a Pennsylvania corporation.

                  "Charter" means the Articles of Incorporation of the Company, in substantially the form attached as Exhibit B hereto, as amended from time to time in accordance herewith.

                  "Comcast" means Comcast Corporation and any successor (by merger, consolidation, sale of all or substantially all of its business and assets or otherwise) to all or substantially all of its business and assets.

                  "Comcast Change of Control" means any event that results in a Comcast Stockholder ceasing to be a Subsidiary of Comcast; provided that no Comcast Change of Control shall be deemed to occur with respect to the granting of any Lien permitted pursuant to Section 7.1.(d).

                  "Comcast Group" shall mean Comcast and its Subsidiaries.

                  "Comcast Stockholder" means any Stockholder which is a member of the Comcast Group.

                  "Comcast Subject Entity" means a Comcast Stockholder which ceases to be a Subsidiary of Comcast.

                  "Common Stock" means the common stock of the Company.

                  "Company" means, (i) prior to the Merger, QPH and (ii) following the Merger, QVC, as the surviving corporation in the Merger; provided, however, that in the event that, pursuant to the provisions of Section 5.10, (x) Holdco becomes the owner of the Company Securities held by the Comcast Group and the Liberty Group, with the Comcast Group and the Liberty Group receiving securities of Holdco in exchange therefor, then the term "Company" shall be deemed to refer to Holdco, or (y) substantially all of the assets and liabilities of QVC are transferred to a wholly-owned Subsidiary of QVC and no change in the capital stock of QVC occurs as a result of such transfer, then the term "Company" shall be deemed to refer to QVC.

                  "Company Securities" means (i) shares of capital stock of the Company, (ii) securities of the Company convertible into or exercisable or exchangeable for shares




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of capital stock of the Company and (iii) options, warrants or other rights to acquire from the Company, or other obligations of the Company to issue, any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

                  "Derivative Securities" means any securities, other than common equity securities, which are by their terms linked to the value of the Shares or to the performance of the Company, (x) the value or performance of which is primarily dependent upon the value of the Shares or the performance of the Company or (y) where the terms of such securities grant to the holder thereof the right or a preference to acquire the Shares held by such Person, or the securities of a Subsidiary of such Person which directly or indirectly holds Shares, to the exclusion of all other assets held by such issuing Person.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Fully Diluted Shares" means all outstanding Shares and, without duplication, all Shares issuable in respect of outstanding securities convertible into or exercisable or exchangeable for Shares (including vested (and excluding unvested) options, warrants and other irrevocable rights to purchase or subscribe for Shares or securities convertible into or exercisable or exchangeable for Shares), without regard to the applicability of the QVC Repurchase Rights to any such Shares, to the extent that the per share conversion, exercise or exchange price with respect to each such convertible, exercisable or exchangeable security, when added to the applicable purchase price or acquisition cost of such security, if any, is less than or equal to the fair market value of one Share.

                  "Holdco" means any Person (i) of which substantially all the capital securities following an exchange with the holders of the Company Securities then existing are owned by the former holders of Company Securities in substantially the same proportion as in effect immediately prior to such exchange and (ii) which, immediately following such exchange, owns all of the capital securities of the Company.

                  "HSR Act" shall mean the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.





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                  "Liberty" means Liberty Media Corporation and any successor
(by merger, consolidation, sale of all or substantially all of its business and assets or otherwise) to all or substantially all of its business and assets.

                  "Liberty Change of Control" means any event that results in a Liberty Stockholder ceasing to be a Subsidiary of Liberty; provided that no Liberty Change of Control shall be deemed to occur with respect to the granting of any Lien permitted pursuant to Section 7.1.(d).

                  "Liberty Group" shall mean Liberty and its Subsidiaries.

                  "Liberty Parent" means Liberty or, if Liberty is a Subsidiary, the ultimate corporate parent entity of Liberty.

                  "Liberty Stockholder" means any Stockholder which is a member of the Liberty Group.

                  "Liberty Subject Entity" means a Liberty Stockholder which ceases to be a Subsidiary of Liberty.

                  "Lien" shall mean any lien, mortgage, pledge, security interest, encumbrance or other similar security arrangement which grants to any Person any security interest in any Company Securities, securities of any Subsidiary of Comcast or Liberty which directly or indirectly owns or holds Company Securities or, with respect to Sections 2.5 and 3.5, QVC Securities.

                  "Management Transfer Event" means the first to occur of (i) the delivery of the Liberty Notice, (ii) a Comcast Purchase Default and (iii) the time at which the Attributable Interest of Liberty is in excess of the Attributable Interest of Comcast; provided that, the Attributable Interest of Comcast or Liberty, as the case may be, shall not be deemed to exceed the Attributable Interest of Liberty or Comcast, respectively, if such excess exists solely as a result of (A) one or more Indirect Transfers of Company Securities by a Stockholder Group (that, taken together, do not result in a Stockholder Change of Control involving such Stockholder Group) which taken alone and without giving effect to any other Direct Transfers or any issuance of equity securities by QVC, would not result in the Attributable Interest of Comcast or Liberty, as the case may be, declining to or below 50% of its Attributable Interest on the date hereof and (B) one or more Direct Transfers made pursuant to Section 7.1(a)(I)(z).





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                  "Merger" means the merger whereby QPH will merge with and into
QVC as contemplated by the Merger Agreement.

                  "Person" means an individual, estate, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Preferred Stock" means, collectively, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each par value $.10 per share, of QVC.

                  "Public Company": the Company shall be deemed to be a "Public Company" at such time as its Common Stock is (i) registered under Section 12(b) or 12(g), or the Company is required to file reports pursuant to Section 15(d), of the Exchange Act (or any successor or comparable provisions of the federal securities laws) and (ii) actively traded.

                  "Public Offering" means any public offering of Company Securities pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-8 or any successor or similar form.

                  "Qualified Independent Appraiser" shall mean a nationally recognized investment banking firm with substantial experience in evaluating significant communications properties, including cable television programming businesses, that is not directly or indirectly affiliated with, and has not performed any substantial services during the previous two years for, the Person proposing such Qualified Independent Appraiser and such Person's Affiliates and which has no interest (other than the receipt of customary fees) in any of the transactions contemplated hereby.

                  "QVC Common Stock" means the common stock, par value $.01 per share, of QVC.

                  "QVC Designated Agreements" means (i) the Equity Participation Agreement, dated as of June 12, 1987, between QVC and Satellite, (ii) the Equity Participation Agreement in Conjunction with 10-year Extension to Affiliation Agreement(s) dated as of October 27, 1989, between QVC and Satellite, (iii) the Addendum to CVN Affiliation Agreement, dated as of October 27, 1989, among QVC, QVC Acquisition Corporation and Satellite, (iv) the Equity Participation Agreement, dated as of June 26, 1987 between QVC and CFC,




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(v) the Equity Participation Agreement in Conjunction with 10-year Extension to
Affiliation Agreement, dated October 31, 1989 between QVC and Comcast Cablevision Communications, Inc., (vi) the Letter Agreement, dated July 26, 1993 between QVC and Old Liberty (the "July Letter") and (vii) any other agreement or instrument in effect on the date hereof between Comcast or its Affiliates or Liberty or its Affiliates, on the one hand, and QVC, on the other hand, which instrument or agreement provides for the repurchase of QVC Securities by QVC or its successors.

                  "QVC Repurchase Rights" means the rights of QVC to repurchase QVC Securities pursuant to the QVC Designated Agreements.

                  "QVC Securities" means, collectively, all outstanding (i) QVC Shares, (ii) securities of QVC convertible into or exercisable or exchangeable for QVC Shares or (iii) options, warrants or other rights to acquire from QVC, or other obligations of QVC to issue, any QVC Shares or securities convertible into or exercisable or exchangeable for QVC Shares.

                  "Securities Act" means the Securities Act of 1933, as amended (or any successor statute or law) and the rules and regulations promulgated thereunder.

                  "Securities Laws" means all federal, state, local and foreign securities laws and regulations of governmental and other regulatory authorities, and all rules and regulations of any stock exchange or self-governing body, in each such case that are applicable to the offering and sale of Company Securities.

                  "Shareholders Litigation" means In Re QVC, Inc. Shareholders Litigation, Consolidated Civil Action No. 13590 in the Court of Chancery of the State of Delaware in and for New Castle County.

                  "Shares" means shares of the Common Stock.

                  "Specified Amount" means, with respect to the Shares of any Stockholder Group, the portion of the Fair Market Value of the Fully Diluted Shares attributable to such Shares as determined by the Qualified Independent Appraisers pursuant to Section 9.3.

                  "Stockholder" means each Person (other than the Company) who is or becomes a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof or otherwise in accordance herewith,




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so long as such Person shall beneficially own any Company Securities.

                  "Stockholder Change of Control" means either a Liberty Change of Control or a Comcast Change of Control.

                  "Stockholder Group" means either of the Comcast Group or the Liberty Group.

                  "Subject Entity" means a Comcast Subject Entity or a Liberty Subject Entity.

                  "Subsidiary" means at any time:

                  (a) with respect to Comcast or any Subsidiary of Comcast, for so long as Comcast is then entitled to designate the Board pursuant to the provisions hereof, any entity in which Comcast and/or one or more of its Subsidiaries, individually or collectively, owns and controls (x) in excess of 50% of the voting power for the election of directors (including but not limited to ordinary voting power) and (y) in excess of 50% of the outstanding economic equity interests; provided that neither the Company nor any of its Subsidiaries shall be deemed a Subsidiary of Comcast or its Subsidiaries;

                  (b) with respect to Liberty or any Subsidiary of Liberty, at any time (and with respect to Comcast and any Subsidiary of Comcast, following such time as Comcast ceases to be entitled to designate the Board pursuant to the terms hereof), any entity with respect to which such Person and/or one or more of its Subsidiaries, individually or collectively, owns in excess of 50% of the outstanding economic equity interests; provided that neither the Company nor any of its Subsidiaries shall be deemed a Subsidiary of any member of the Stockholder Group of such Person;

                  (c) with respect to any Person other than any member of the Comcast Group or the Liberty Group at any time, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly beneficially owned by such Person.

                  "Transaction Documents" means, together, this Agreement and the Merger Agreement.

                  (b) Each of the following terms is defined in the Section set forth opposite such term:





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


 Term                                     Section

  16(b) Event                              8.1.(h)
  Alternate Structure                      9.8
  Average Market Price                     9.4.(b)
  Buy Notice                               9.10.(a)
  Change of Control Purchase Price         9.7.(a)
  Change of Control Determination Date     9.7.(e)
  Comcast Exit Price                       9.5.(a)
  Comcast Qualifying Securities            9.4.(b)
  Comcast Determination Date               9.5.(e)
  Comcast Purchase Default                 9.5.(a)
  Company Material Adverse Effect          2.3.(a)
  Compelled Sales                          9.10.(a)
  Control Block Buyer                      9.10.(a)
  Control Block Transaction                9.10.(a)
  Control Sale Notice                      9.10.(a)
  CQI Additional Contribution              4.4.(b)
  Designated Corporate Opportunity         5.8
  Designated Persons                       5.8
  Direct Transfer                          7.1.(a)
  Electing Stockholder                     9.7.(a)
  Election Period                          9.4.(a)
  Excluded Repurchase Rights               5.5.(a)(ii)
  Exit Notice                              9.2
  Fair Market Value                        9.3
  Indirect Transfer                        7.1
  Initial Seller                           8.1.(j)
  July Stockholders Agreement              2.4.(b)
  Liberty Determination Date               9.4.(e)
  Liberty Exit Price                       9.4.(a)
  Liberty Sub Additional Contribution      5.1.(b)
  Liberty Qualifying Securities            9.5.(b)
  Liberty Purchase Default                 9.6
  Liberty Notice                           9.5.(a)
  Liberty Rights Termination Date          9.10.(a)
  Non-Electing Stockholder                 9.7.(a)
  Non-Selling Stockholder                  8.1.(a)
  Notice Delivery Date                     9.3
  Offer Period                             8.1.(c)
  Primary Business                         6.2.(b)(i)
  Projected Offering Price                 8.1.(a)(iii)
  Proposed Structure                       9.8
  Purchasing Party                         9.8
  QVC Designees                            6.1.(d)
  Restricted Person                        6.2.(b)(i)
  Satellite Agreement                      5.6
  Satellite                                5.6
  Section 8.1 Transaction Price            8.1.(a)
  Section 8.1 Transaction Notice           8.1.(a)
  Section 8.1 Transaction                  8.1.(a)


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

 Term                                     Section

  Selling Party                            9.8
  Selling Stockholder                      8.1.(a)
  Stockholder Qualifying Securities        9.7.(b)
  Subsequent Seller                        8.1.(j)
  Tag-along Sale Notice                    9.9.(b)
  Tender Offer Statement                   2.6
  Third Party                              8.1.(a)
  Transaction Statement                    2.6
  Transaction Completion Period            8.1.(e)



                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF COMCAST AND CQI

                  Each of Comcast and CQI represents and warrants to Liberty on the date hereof that:

                  2.1. Due Organization. Each of Comcast and CQI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Comcast and its Subsidiaries, taken as a whole. CQI is an indirect Subsidiary of Comcast.

                  2.2. Authority Relative to This Agreement. Each of Comcast and CQI has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Comcast and CQI and, assuming the due execution and delivery hereof by the other parties hereto (other than QPH), is a valid and binding obligation of Comcast and CQI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

                  2.3. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the performance of Comcast's and CQI's obligations hereunder in connection with the consummation of the Offer, the Merger




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



and the transactions contemplated pursuant to Section 5.1 do not require the consent, approval or authorization of, or any registration, qualification or filing with, any governmental agency or authority or any other Person, except
(i) for (A) applicable requirements, if any, of the Exchange Act, and (B) filing and recordation of appropriate merger and similar documents as required by Delaware law, (ii) where previously obtained or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such registrations, qualifications or filings, would not prevent or delay the consummation of the transactions contemplated by the Transaction Documents in any material respect, or otherwise prevent Comcast or CQI from performing its obligations under any of the Transaction Documents in any material respect, and would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of the Company, QVC and their respective Subsidiaries taken as a whole ("Company Material Adverse Effect").

                  (b) The execution and delivery of this Agreement and the performance of Comcast's and CQI's obligations hereunder do not conflict with or result in a breach or violation of (A) the certificate of incorporation or bylaws of Comcast or CQI, respectively, (B) any material agreement to which Comcast or CQI, respectively, is a party, except in the case of Comcast for such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated by the Transaction Documents in any material respect or otherwise prevent Comcast from performing its obligations under the Transaction Documents in any material respect and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or (C) any applicable law or regulation, except for such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated by the Transaction Documents in any material respect, or otherwise prevent Comcast or CQI from performing its obligations under any of the Transaction Documents in any material respect, and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  2.4. No Other Agreements; No Obligations under July Stockholders Agreement. (a) None of Comcast, CQI or any of their Subsidiaries is bound by any agreement or understanding relating to its ownership, transfer or voting of the QVC Securities or the Company Securities other than this Agreement.

                  (b) Neither Comcast nor any of its Affiliates has any remaining obligations under the Stockholders Agreement (the "July Stockholders Agreement") dated July 16, 1993 among Comcast, Old Liberty, Barry Diller and Arrow (or any successor or other similar agreement).

                  (c) No member of the Comcast Group has any preemptive or other similar rights to purchase with respect to securities of QVC.

                  2.5. QVC Shares; Good Title. Comcast and/or Comcast's Subsidiaries (i) are the record and beneficial owner of the QVC Securities set forth below the name of the Comcast Group on Schedule I hereto, free and clear of any Lien or other restriction on ownership, transfer or voting and (ii) CFC will transfer and deliver to the Company pursuant to Section 5.1 below valid title to such QVC Shares free and clear of any Lien or other restriction on ownership, transfer or voting, in each case other than the QVC Repurchase Rights. The aggregate exercise price of the warrants set forth on Schedule I is $29,319,312.50. Such warrants are validly issued and presently exercisable in accordance with their terms and upon the payment of the exercise price thereof will entitle the holder thereof to receive the indicated number of shares of QVC Common Stock. No consideration is payable upon conversion of the preferred stock set forth below the name of the Comcast Group on Schedule I hereto.

                  2.6. Public Disclosure. All information concerning Comcast and its Affiliates in any statements filed with the Commission by Comcast in connection with the transactions contemplated by the Transaction Documents, including the Tender Offer Statement, as amended, on Schedule 14D-1 pursuant to Rule 14d-3 promulgated by the Commission under the Exchange Act and the Offer to Purchase and related Letter of Transmittal, each, as amended (collectively, the "Tender Offer Statement") and the Transaction Statement, as amended, on Schedule 13E-3 pursuant to Rule 13e-3 promulgated by the Commission under the Exchange Act (the "Transaction Statement"), complies in all material respects with the provisions of the Exchange Act and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.7. Litigation. Other than the Shareholders Litigation, there is no action, suit, investigation or proceeding, pending or, to the best knowledge of Comcast and CQI, threatened against Comcast, any Affiliate of Comcast or any of their respective properties before any court or arbitrator or any governmental body, agency, or official relating to the transactions contemplated by the Transaction Documents.


                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF LIBERTY AND LIBERTY SUB

                  Each of Liberty and Liberty Sub represents and warrants to Comcast on the date hereof that:

                  3.1. Due Organization. Each of Liberty and Liberty Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of Liberty and its Subsidiaries, taken as a whole. Liberty Sub is an indirect wholly-owned Subsidiary of Liberty.

                  3.2. Authority Relative to This Agreement. Each of Liberty and Liberty Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Liberty and Liberty Sub and, assuming the due execution and delivery hereof by the other parties to this Agreement, is a valid and binding obligation of Liberty and Liberty Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

                  3.3. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the performance of Liberty's and Liberty Sub's obligations hereunder in connection with the consummation of the Offer, the Merger and the transactions contemplated pursuant to Section 5.1 do not require the consent, approval or authorization of, or any registration, qualification or filing with, any governmental agency or authority or any other Person, except (i) for (A) applicable requirements, if any, of the Exchange Act, and (B) filing and recordation of appropriate merger and similar documents as required by Delaware law, (ii) where previously obtained or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such registrations, qualifications or filings, would not prevent or delay the consummation of the transactions contemplated by the Transaction Documents in any material respect, or otherwise prevent Liberty or Liberty Sub from performing its obligations under any of the Transaction Documents in any material respect, and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement and the performance of Liberty's and Liberty Sub's obligations hereunder do not conflict with or result in a breach or violation of (A) the certificate of incorporation or bylaws of Liberty or Liberty Sub, respectively, (B) any material agreement to which Liberty or Liberty Sub, respectively, is a party, except, in the case of Liberty, for such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated by the Transaction Documents in any material respect or otherwise prevent Liberty from performing its obligations under the Transaction Documents in any material respect and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or (C) any applicable law or regulation, except for such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated hereunder in any material respect, or otherwise prevent Liberty or Liberty Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  3.4. No Other Agreements; No Obligations under July Stockholders Agreement. Assuming that the July Stockholders Agreement has been terminated, none of Liberty, Liberty Sub nor any of their Subsidiaries is bound by any agreement or understanding relating to its ownership, transfer or voting of the QVC Securities or the Company Securities other than this Agreement.

                  3.5. QVC Shares; Good Title. Liberty and/or Liberty Sub (i) are the record and beneficial owner of the QVC Securities set forth below the name of the Liberty Group on Schedule I hereto, free and clear of any Lien or restriction on ownership, transfer or voting, and (ii) will transfer and deliver to the Company pursuant to Section 5.1 below valid title to such QVC Shares free and clear of any

Lien or restriction on ownership, transfer or voting, in each case other than the QVC Repurchase Rights. No consideration is payable upon conversion of the preferred stock set forth below in the name of the Liberty Group on Schedule I hereto.

                  3.6. Public Disclosure. All information concerning Liberty and its Affiliates in any statements filed with the Commission by Liberty in connection with the transactions contemplated by the Transaction Documents, including the Tender Offer Statement and the Transaction Statement, complies in all material respects with the provisions of the Exchange Act and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.7. Litigation. Other than the Shareholders Litigation, there is no action, suit, investigation or proceeding, pending or, to the best knowledge of Liberty and Liberty Sub, threatened against Liberty, any Affiliate of Liberty or any of their respective properties before any court or arbitrator or any governmental body, agency or official relating to the transactions contemplated by the Transaction Documents.


                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF QPH

                  Comcast, on behalf of QPH, represents and warrants to Liberty on the date hereof that:

                  4.1. Due Organization. QPH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  4.2. Authority Relative to This Agreement. QPH has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by QPH and, assuming the due execution and delivery hereof by the other parties to this Agreement other than Comcast and CQI, is a valid and binding obligation of QPH, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

                  4.3. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement and the performance of QPH's obligations hereunder in connection with the consummation of the Offer, the Merger and the transactions contemplated by Section 5.1 do not require the consent, approval or authorization of, or any registration, qualification or filing with, any governmental agency or authority or any other Person, except
(i) for (A) applicable requirements, if any, of the Exchange Act, and (B) filing and recordation of appropriate merger and similar documents as required by Delaware Law, (ii) where previously obtained or (iii) where the failure to obtain such consents, approvals or authorizations, or to make such registrations, qualifications or filings, would not prevent or delay the consummation of the transactions contemplated by the Transaction Documents in any material respect, or otherwise prevent QPH from performing its obligations under the Transaction Documents in any material respect, and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement and the performance of QPH's obligations hereunder do not conflict with or result in a breach or violation of (A) the certificate of incorporation or bylaws of QPH,
(B) any material agreement to which QPH is a party or (C) any applicable law or regulation, except in the case of clauses (B) and (C) for such conflicts, breaches or violations which would not prevent or delay the consummation of the transactions contemplated hereunder in any material respect, or otherwise prevent QPH from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

                  4.4. Capitalization. (a) The authorized capital stock of QPH consists solely of 100,000 shares of Common Stock. As of the date hereof and immediately prior to the consummation of the transactions contemplated by
Section 5.1, there were outstanding 574 shares of Common Stock, all of which are owned by CQI free and clear of any Lien or restriction on ownership, transfer or voting. All outstanding shares of Common Stock of QPH have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued by QPH to Liberty and/or one of more Subsidiaries of Liberty pursuant to
Section 5.1 have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. Except as stated above, there are no outstanding Company Securities. Except as otherwise provided herein, there are no outstanding obligations of QPH or any Subsidiary of QPH to repurchase, redeem or otherwise acquire, or to issue or sell, any Company Securities.

                  (b) On or prior to the date hereof, Comcast has, or has caused, an amount in cash equal to the sum of (x) $29,319,312.50 (representing the aggregate exercise price of all warrants to purchase QVC Common Stock in the name of the Comcast Group on Schedule I hereto) and (y) $267,000,000 (the amount set forth in clause (y) of this Section 4.4.(b), the "CQI Additional Contribution") to be contributed to QPH.

                  (c) As of the close of business on the date hereof and immediately prior to the consummation of the transactions contemplated by
Section 5.1, QPH had assets consisting of $296,319,312.50 in cash and had no liabilities, whether contingent or fixed or otherwise (other than as may arise pursuant to the Joint Bidding Agreement and the Merger Agreement or the transactions specifically contemplated thereby (including without limitation the Offer) or as a result of the Shareholders Litigation). Prior to the date hereof, QPH has not entered into any transactions or agreements or otherwise engaged in any business other than pursuant to the Joint Bidding Agreement and the Merger Agreement or the transactions specifically contemplated thereby.

                  4.5. Litigation. Other than the Shareholders Litigation, there is no action, suit, investigation or proceeding pending or, to the best knowledge of QPH, threatened against QPH or any of its properties before any court or arbitrator or any governmental body, agency or official relating to the transactions contemplated by the Transaction Documents.


                                   ARTICLE 5
                       CERTAIN OBLIGATIONS OF THE PARTIES

                  5.1. Contributions to QPH. Simultaneously with QPH's acceptance for payment of QVC shares tendered pursuant to the Offer:

                  (a) Comcast shall, or shall cause CFC to, contribute, assign, and transfer to QPH the QVC Securities set forth on Schedule I hereto below the name of the Comcast Group. In consideration of the foregoing, QPH shall issue and sell to CQI 56,872.6 duly authorized and validly issued

Shares and delivery to CQI certificates representing such Shares.

                  (b) Liberty shall, or shall cause Liberty Sub to contribute, assign and transfer to QPH: (i) the QVC Securities set forth on Schedule I hereto below the name of the Liberty Group and (ii) $6,556,040 in cash (the amount in clause (ii), the "Liberty Sub Additional Contribution"). In consideration of the foregoing, QPH shall issue and sell to Liberty Sub 42,553.4 duly authorized and validly issued Shares and delivery to Liberty Sub certificates representing such Shares.

                  5.2. Reasonable Efforts; Cooperation. (a) The parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulation to consummate the transactions contemplated hereby. The parties hereto agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by the Transaction Documents.

                  (b) The parties hereto shall use their reasonable best efforts to cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith. Comcast or Liberty, as the case may be, agrees that for so long as it controls the Board and the Management Committee pursuant to Sections 6.1 and 6.4, it shall use its reasonable best efforts to cause the Company to comply with the provisions of this Section.

                  (c) The parties shall cooperate in good faith to take such actions and cause the Company to take such actions as may be reasonably necessary prior to its initial secondary Public Offering (or, subject to Liberty's rights pursuant to Section 6.2.(b)), its initial primary Public Offering) to effect a reclassification, stock split or other similar adjustment affecting the Stockholders pro rata, as the managing underwriter of such offering shall reasonably request, which reclassification, stock split or other similar adjustment will preserve, to the extent applicable, the rights of the parties pursuant to Section 6.2.

                  5.3. Certain Notices. (a) Each party hereto shall promptly notify the other parties of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by the Transaction Documents, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with and material to the transactions contemplated by the Transaction Documents and (iii) any actions, suits, claims investigations or proceedings commenced or, to its knowledge threatened, against, relating to or involving or otherwise affecting such party or any of its Affiliates that relate to the transactions contemplated by the Transaction Documents.

                  (b) Each of Liberty and Comcast shall notify one another as soon as practicable but in no event later than five (5) Business Days following the occurrence of any Liberty Change of Control or Comcast Change of Control, respectively.

                  5.4. Publicity. Each party hereto agrees to consult with the other parties and to coordinate the issuance of any press release or similar public announcement or communication relating to the transactions contemplated hereby; provided that none of the parties hereto shall be restrained, after notice, and after reasonable commercial efforts are made to consult with the other parties, from making such disclosure as it shall be advised by its outside legal counsel that it is required to make by law, administrative regulation or by the regulations of any stock exchange or interdealer quotation system.

                  5.5. QVC Repurchase Rights and Registration Rights; Waiver.
(a) In connection with the consummation of the Merger, Comcast and Liberty agree to cause the Company (i) to irrevocably and permanently waive any rights that QVC or the Company may have pursuant to the QVC Repurchase Rights (or any similar contingent right of QVC to reacquire QVC Shares) with respect to all QVC Shares (or rights to acquire such QVC Shares) theretofore held by Liberty, Comcast or any of their respective Affiliates and (ii) to agree that all of such QVC Shares (and related rights) were vested at the time of the contribution pursuant to Section 5.1 and were thereafter no longer subject to the QVC Repurchase Rights or any other such repurchase rights. Notwithstanding anything herein to the contrary, except as specifically provided above with respect to the QVC Repurchase Rights, neither Liberty, Comcast nor the Company agrees to waive any rights or remedies pursuant to any of the QVC Designated Agreements. Each of Comcast and Liberty agrees that prior to the Merger, it shall not take any action or attempt to cause QVC to take any action, against or with respect to Comcast, Liberty or their respective Affiliates to enforce in any way the QVC Repurchase Rights. Notwithstanding the foregoing, the parties agree that the QVC Repurchase Rights provided for in the July Letter (the "Excluded Repurchase Rights") shall not be included among the rights to be waived by the Company as provided above.

                  (b) Other than those rights granted pursuant to this Agreement, Comcast and Liberty, on behalf of themselves and their respective Affiliates, hereby irrevocably and permanently waive any rights they may have pursuant to any contract or agreement existing on the date hereof with respect to the registration of securities of QVC.

                  5.6. Certain Liberty Rights; Waiver. Liberty agrees and agrees to cause Satellite Services, Inc., a Delaware corporation ("Satellite"), to waive prior to the consummation of the Merger any and all rights granted to Satellite pursuant to Section 2 (which Section relates to future issuances of securities of QVC) of the Agreement (the "Satellite Agreement") dated June 12, 1987 by and between QVC (formerly QVC Network, Inc.) and Satellite. Other than any rights created or existing under this Agreement, Liberty, on behalf of itself and its Affiliates, hereby waives all of its preemptive and other similar rights to purchase with respect to securities of QVC.

                  5.7. Fees and Expenses. All costs and expenses incurred on or after July 8, 1994 in connection with the Offer and the negotiation and execution of the Transaction Documents and the Joint Bidding Agreement and the consummation of the transactions contemplated thereby (including, without limitation, costs and expenses incurred in connection with the parties' due diligence investigations, compliance with the notification and filing requirements of the HSR Act, fees and costs of financial printers, legal fees and expenses, investment banking fees and costs and expenses of obtaining financing (other than any costs and expenses relating to the CQI Additional Contribution or the Liberty Sub Additional Contribution, which costs and expenses shall be paid by Comcast and Liberty, respectively)) shall be paid or reimbursed, or be caused to be paid or reimbursed, by the Company simultaneously with the Merger or as soon thereafter as practicable.

                  5.8. Future Business Opportunities. Notwithstanding anything contained in this Agreement to the contrary, following consummation of the Merger, none of (i) Comcast, (ii) Liberty, (iii) their respective Subsidiaries or Affiliates or (iv) the officers, directors or employees of Comcast, Liberty or their respective Subsidiaries or Affiliates (clauses (i) through (iv) collectively, the "Designated Persons"), shall be obligated (legally or otherwise) to present or make available any corporate opportunity (other than any Designated Corporate Opportunity (as defined below)) to the Company or its Subsidiaries, any other party to this Agreement or any of their respective Affiliates; and each Designated Person shall be free to pursue any such opportunity (other than a Designated Corporate Opportunity) for its sole benefit. In furtherance of the foregoing, none of the Designated Persons shall be liable to the Company or its Subsidiaries, any other party to this Agreement or any of their respective Affiliates for breach of fiduciary duty in connection with any such opportunity not presented to the Company or its Subsidiaries, any other party to this Agreement or any of their respective Affiliates, or in connection with any such opportunity (other than a Designated Corporate Opportunity) pursued by such Person, in each case pursuant to this Section 5.8. As used herein, "Designated Corporate Opportunity" means any business opportunity relating to the Primary Business (i) which is first presented to an officer, director or employee of the Company who is not also a director, officer, employee or agent of Comcast, Liberty or any of their respective Subsidiaries or Affiliates or (ii) of which any Designated Person first becomes aware during any meeting of the Board or the Management Committee or as a result of a communication between such Designated Person and management personnel or an employee of the Company or any of its Subsidiaries.

                  5.9. Certain Agreements. (a) Comcast and Liberty agree to proceed with the transactions contemplated by the Merger Agreement jointly and to use all reasonable efforts to cause the transactions contemplated by the Merger Agreement to be consummated as promptly as practicable. Until the Merger is consummated, all material decisions with respect to the Offer and the Merger shall be unanimous and Comcast shall not permit QPH to take any actions in contravention of this Section. Comcast and Liberty agree to use all reasonable efforts, acting in good faith, to resolve, on a mutually acceptable basis, any disagreements they may have with respect to such material decisions.

                  (b) The parties hereto agree that the Joint Bidding Agreement be terminated and of no further force and effect as of the date hereof.

                  5.10. Capital Restructuring. Upon the request of Comcast or Liberty, the parties agree to use their commercially reasonable best efforts to reorganize the capital stock and/or assets of the Company into a holding company structure, which shall be achieved by either (x) causing QVC to transfer all or substantially all of its assets and liabilities to a wholly owned subsidiary of QVC (including, but not limited to all indebtedness under the Credit Agreement among the Company, The Bank of New York, as Administrative Agent and the Managing Agents and Banks parties thereto) or (y) transferring and requiring all other Stockholders to transfer, all Company Securities to a corporation to be jointly owned by the Stockholders in exchange for securities of like tenor of such corporation, in which case such securities shall become "Company Securities" for all purposes of this Agreement and the ownership and disposition of such securities, and the management of such corporation, shall be subject to the terms and conditions of this Agreement, and the newly formed entity shall become a party hereto and be bound by the terms hereof; provided, however, that no such restructuring shall be effected without the prior written consent of Liberty or Comcast, which consent shall not be withheld unless the proposed restructuring would, in the good faith judgment of Liberty or Comcast, as the case may be, be reasonably likely to have an adverse effect on such Person, the Company or any of their respective Affiliates.


                                   ARTICLE 6
                              CORPORATE GOVERNANCE

                  6.1. Management; Composition of the Board. (a) Subject to the terms of this Agreement, the Company and each of its Subsidiaries will be managed following the Merger and until the occurrence of a Management Transfer Event on a day-to-day basis by Comcast. Subject to the other provisions of this Agreement, Comcast shall use reasonable efforts to manage the Company in the best interests of the Company.

                  (b) Subject to the provisions of Sections 6.1.(c), 6.1.(d), 6.1.(e) and 6.4, until the occurrence of a Management Transfer Event, Comcast shall have the right to appoint every member of the Board and the board of directors (or entity performing similar functions) of each Subsidiary of the Company (other than any such Subsidiary in which a stockholder other than the Company or a Subsidiary of the Company has a right to appoint members of the board of directors). Each other Stockholder agrees that, upon the written request of Comcast, it will vote all of its Shares or execute a written consent, as the case may be, and use its best efforts to take all other necessary action (including using its best efforts to cause the Company to call a special meeting of stockholders), in order to give effect to the provisions of this
Section 6.1.(b). The Company agrees that it will take all actions that are necessary and within its power in order to give effect to the provisions of this
Section 6.1.(b).

                  (c) Subject to Sections 6.1.(d), 6.1.(e) and 6.4, upon the occurrence of a Management Transfer Event, Liberty shall thereafter have the right to appoint every member of the Board. Each other Stockholder agrees that, upon the written request of Liberty, it will vote all of its Shares or execute a written consent, as the case may be, and use its best efforts to take all other necessary action (including using its best efforts to cause the Company to call a special meeting of stockholders), in order to give effect to the provisions of this Section 6.1.(c). The Company agrees that it will take all actions that are necessary and within its power in order to give effect to the provisions of this
Section 6.1.(c).

                  (d) If QPH exercises its right pursuant to Section 1.03 of the Merger Agreement, which exercise, if made, shall be made pursuant to Section 5.9.(a) hereof, to designate members of (w) the QVC board of directors, (x) each committee of such board (other than any committee of such board established to take action under the Joint Bidding Agreement), (y) each board of directors of each QVC Subsidiary (as defined in Section 3.01 of the Merger Agreement) or (z) each committee of each such Subsidiary board (collectively, the "QVC Designees"), QPH agrees that, commencing on the date hereof and ending at the effective time of the Merger, one-half of the QVC Designees shall be comprised of individuals designated by Liberty in writing to QPH and one-half of the QVC Designees shall be comprised of individuals designated by Comcast in writing to QPH; provided that if the number of QVC Designees is not divisible by two, the additional director shall be a Person designated by mutual agreement of Comcast and Liberty; provided that if Liberty elects not to designate any such QVC Designees, all such QVC Designees shall be designated by Comcast.

                  (e) Notwithstanding anything herein to the contrary, upon the occurrence of a Liberty Purchase Default (or, the failure of Liberty to deliver the Liberty Notice within the period specified in Section 9.5.(a)), each of Liberty and Comcast shall have the right to appoint one half of the members of the Board. Following such time, the Company and its Subsidiaries will be managed jointly by Comcast and Liberty. Each other Stockholder agrees that it will vote all of its Shares or execute a written consent, as the case may be, and use its best efforts to take all other necessary action (including using its best efforts to cause the Company to call a special meeting of stockholders), in order to give effect to the provisions of this Section 6.1.(e). The Company agrees that it will take all actions that are necessary and within its power in order to give effect to the provisions of this Section 6.1.(e).

                  6.2. Management Committee; Certain Approval Rights. (a) The Company shall have a Management Committee, comprised of five individuals who shall be Stockholder representatives, until the occurrence of a Liberty Purchase Default, at which time the Management Committee shall terminate. Subject to Sections 6.4 and 6.5, three of the members of the Management Committee shall be appointed by Comcast and two of such members shall be appointed by Liberty; provided that each individual appointed by Comcast or Liberty shall be reasonably acceptable to the other party. The Company shall be required to submit to a vote of the Management Committee every matter submitted (or required to be submitted by applicable law, the Bylaws or otherwise) to a vote of the Board; provided that, for so long as Liberty or any of its Affiliates beneficially owns securities of Home Shopping Network, Inc. or its successors entitling it to cast at least 5% of the votes entitled to be cast in any election of directors of Home Shopping Network, Inc. or its successors in no event shall the Company be required to submit any such matter which the Board in its reasonable good faith judgment believes is competitively sensitive or would necessitate the disclosure to the Management Committee of competitively sensitive information. Any matter submitted to the Management Committee for approval pursuant to the foregoing sentence shall be approved if such matter receives the affirmative vote of the majority of its members. The Stockholders shall use their best efforts to cause the Company to follow the direction of any such resolution of the Management Committee. Immediately following the Merger, the initial Management Committee shall be appointed by Comcast's and Liberty's delivering written notice to the other of their Management Committee designees. Notice of the meetings of the Management Committee shall be given at least twenty-four hours before the time of the meeting in such manner as is reasonably determined by the Board. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting. The presence of a majority of the members of the Management Committee shall constitute a quorum for the transaction of business. Members of the Management Committee may participate in a meeting of the Management Committee by means of conference telephone and such participation shall constitute presence in person at the meeting. Any member of the Management Committee may be removed and replaced at any time with or without cause at the discretion of the party which appointed such member. Each member of the Management Committee shall, if so requested by the Company, enter into a confidentiality agreement in form and substance reasonably acceptable to the Company.

                  (b) Notwithstanding the foregoing, but subject to any applicable requirements of law, the Company shall not, and shall cause each of its Subsidiaries not to, engage in any of the following transactions or take any of the following actions (including but not limited to any action by their respective stockholders or boards of directors or any committee thereof) without the prior approval of Liberty:

                                   (i)   any transaction or action which
         would result in the Company, directly or indirectly, (x) conducting or engaging in any business other than the Primary Business, (y) participating (whether by means of a management, advisory, operating, consulting or similar agreement or arrangement) in a business other than the Primary Business or (z) having any record or beneficial equity interest, either as a principal, trustee, stockholder, partner, joint venturer or otherwise, in any Person not primarily engaged in the Primary Business (a "Restricted Person"); provided that the beneficial ownership for investment purposes of ten percent (10%) or less of the equity of any such Restricted Person shall not constitute a violation of this clause (i); as used herein, the term "Primary Business" shall mean the business of (x) marketing of goods or services over any electronic media (other than principally entertainment programming) and
         (y) any activities ancillary thereto or vertically integrated therewith (including without limitation manufacturing, production, warehousing and distribution of such goods and services and customer financing);

                                  (ii)   any transaction not in the ordinary
         course of business, launching new or additional channels or engaging in any new field of business, in each case, which would result in, or would have a reasonable likelihood of resulting in, Liberty or any of its Affiliates being required (pursuant to any law, statute, rule, regulation, order or judgment promulgated or issued by any court of competent jurisdiction or the United States government or any

         Federal governmental, regulatory, or administrative authority or agency or tribunal) to divest itself of all or any part of its Company Securities, or interests therein, or any other assets of such entity, or which would render such entity's continued ownership of such stock or assets illegal or subject to the imposition of a fine or penalty or which would impose material restrictions or limitations on such entity's full rights of ownership (including, without limitation, voting) thereof or therein;

                                 (iii)   the disposition, directly or
         indirectly, by the Company or any Subsidiary thereof in one transaction or series of transactions not in the ordinary course of business of the Company or any such Subsidiary, of assets of the Company or any such Subsidiary having a fair market value constituting more than 10% of the assets of the Company and its Subsidiaries, taken as a whole, as determined in good faith by the Board at the time of such disposition, except for liens securing bona fide indebtedness;

                                  (iv)   the merger or consolidation of the
         Company (other than (A) a merger between a wholly-owned Subsidiary of the Company and the Company, in which the Company is the surviving entity of such merger and in which there is no change in any class or series of outstanding capital stock of the Company or (B) as provided in the Merger Agreement) or the dissolution or liquidation of the Company; provided that for purposes of this clause (iv), "Company" shall mean, together, the Company and, if applicable, Holdco or any Subsidiary of the Company referred to in clause (y) of the defined term "Company";

                                   (v)   any amendments to the Charter or
         Bylaws;

                                  (vi)   the issuance, grant, offer, sale,
         acquisition, redemption or purchase by the Company of any shares of its capital stock or other equity securities, or any securities convertible into or exercisable or exchangeable for, or options, warrants or rights of any kind to subscribe to or acquire, any shares of its capital stock or other equity securities, or any split-up, combination or reclassification of the capital stock of the Company or the entering into of any contract, agreement, commitment or arrangement with respect to any of the foregoing, in each case other than (A) the issuance (from time to time) by the Company of Company Securities equal to not more than up to 1% of the Fully Diluted Shares pursuant to employee stock options or other warrants or rights to acquire or grants of Company Securities pursuant to employee benefit plans on or after the date hereof and the repurchase of stock or options from present or former employees and (B) as contemplated by the Merger Agreement; provided that for purposes of this clause (vi), "Company" shall mean, together, the Company and, if applicable, Holdco or any Subsidiary of the Company referred to in clause (y) of the defined term "Company";

                                 (vii)   the amendment or modification of any
         outstanding options, warrants or rights to acquire, or securities convertible into or exercisable or exchangeable for, shares of the capital stock or other securities of the Company or QVC or of any outstanding stock option or stock purchase plans or agreements; provided that for purposes of this clause (vii), "Company" shall mean, together, the Company and, if applicable, Holdco or any Subsidiary of the Company referred to in clause (y) of the defined term "Company";

                                (viii)   the filing by the Company or any of
         its Significant Subsidiaries (as defined in Regulation S-X) of a petition under the Bankruptcy Act or any other insolvency law, or the admission in writing of its bankruptcy, insolvency or general inability to pay its debts;

                                  (ix)   except with the consent of Liberty
         (such consent not to be unreasonably withheld), the commencement or settlement of litigation or arbitration which is other than in the ordinary course of business and is likely to have a material impact on the Company and its Subsidiaries, taken as a whole, other than any such litigation or arbitration involving Liberty or any of its Affiliates or any other Person in which Liberty or any of its Affiliates has any material financial interest;

                                   (x)   the entering into by the Company or
         any of its Subsidiaries of any material contract, agreement or obligation, except any such contract, agreement or obligation which is connected with carrying on the Primary Business; and

                                  (xi) any transactions between the Company or
         any of its Affiliates, on the one hand, and Comcast or any of its Affiliates or Associates, on the other hand, other than: (A) transactions consented to be Liberty (whose consent shall not be unreasonably withheld), (B) transactions between Comcast and its Affiliates or Associates, and the Company and its Affiliates that are on arm's-length terms (provided that Comcast has previously notified Liberty of any such material transaction and the terms thereof prior thereto), or (C) agreements between the Company or any of its Affiliates, on the one hand, and Comcast or any of its Affiliates or Associates, on the other hand, relating to carriage of the Primary Business that are on terms no more favorable to Comcast than those granted or offered to Liberty or any of its Affiliates.

The parties agree that prior to any Person which is not a member of the Comcast Group or the Liberty Group becoming a stockholder (except as contemplated by Section 6.2.(b)(vi)(A)), the parties shall cause the Charter to be amended as they shall reasonably agree so as to include the provisions of this Agreement with respect to the rights pursuant to this Article (including without limitation the provisions relating to the termination of such rights) and to provide that any Person entitled at any time to such rights be issued a new class of capital stock which shall be identical in all other respects to the Shares, except that such class of capital stock shall be entitled to vote separately as a class to authorize any of the actions or transactions enumerated above and that such class of capital stock shall be convertible at any time for equivalent securities without such special rights.

                  (c) The Company shall deliver to the Management Committee (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of each fiscal year and the related audited consolidated statements of income and cash flow for such fiscal year, and (ii) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income and cash flow for such fiscal quarter and for the portion of the Company's fiscal year then ended, in each case prepared in accordance with generally accepted accounting principles.

                  6.3. Notice to Liberty. If QPH, QVC or any of its Subsidiaries intends to pursue any action or engage in any transaction which may not be taken without the prior consent of Liberty pursuant to Section 6.2(b) above, then

QPH, QVC or such Subsidiary, as the case may be, shall provide Liberty with notice of its desire to pursue such action or engage in such transaction. Liberty shall have 30 days following receipt of such notice within which to disapprove of such action. If, at the end of such period, Liberty has not disapproved of such action by written notice to the Company, then Liberty shall be deemed to have consented to the proposed action.

                  6.4. Transfer of Management Functions. Upon the occurrence of a Management Transfer Event, Liberty shall thereafter be entitled to appoint three representatives of the Management Committee and Comcast shall be entitled to appoint two such representatives and all decisions of the Board, regardless of competitive sensitivity, shall be presented to the full Management Committee for its approval prior to the consideration thereof by the Board. From and after the date on which the Management Transfer Event has occurred, (i) any right to consent to the taking of any action theretofore granted to Liberty, including but not limited to the right to approve certain actions under Section 6.2.(b) shall become the right of Comcast, mutatis mutandis, (ii) any right to appoint members of the Board and the board of directors of Subsidiaries of the Company theretofore granted to Comcast, including but not limited to the right granted to Comcast pursuant to Section 6.1 shall become the right of Liberty, mutatis mutandis, and (iii) each Comcast Stockholder shall have the obligation of each other Stockholder pursuant to the second sentence of Section 6.1.(b).

                  6.5. Changes in Stockholders' Percentage Ownership. (a) Any right to consent to the taking of any action theretofore granted to Liberty, including but not limited to the right to appoint members of the Management Committee under Section and the right to approve certain actions by the Company under Section 6.2.(b), shall terminate if Liberty's Attributable Interest is reduced below 19.9%.

                  (b) Any right to consent to the taking of any action theretofore granted to Comcast, including but not limited to the right to appoint members of the Management Committee under Section 6.2.(a) and the right to approve certain actions by the Company under Section 6.2.(b), shall terminate if Comcast's Attributable Interest is reduced below 19.9%.

                                   ARTICLE 7
                       RESTRICTIONS ON TRANSFER; LEGENDS

                  7.1. General. (a) (I) On or prior to the fifth anniversary of the date hereof, subject to Section 7.1.(c), no Stockholder may offer, sell, assign, transfer or otherwise directly dispose of the Company Securities (or any interest therein pursuant to Derivative Securities) (including without limitation the exercise of remedies pursuant to a Lien the granting of which was permitted pursuant to Section 7.1.(d) but excluding any Indirect Transfer) (each, a "Direct Transfer") all or any portion of its Company Securities other than (v) pursuant to a Public Offering subject to Section 8.1, (w) to any member of the Stockholder Group of such Stockholder, (x) pursuant to Section 7.1.(d),
(y) in the case of any member of the Comcast Group, in connection with the Direct Transfer of all, but not less than all, of the Company Securities owned by the Comcast Group subject to Sections 8.1 and 9.9 and (z) in the case of any member of the Comcast Group, in one or more bona fide Direct Transfers to a Third Party subject to Section 8.1; provided that in the case of clause (z) above, the Attributable Interest of Comcast remains, after giving effect to any such Direct Transfer, but without giving effect to (i) any Indirect Transfers by any member of the Comcast Group that do not result in a Comcast Change of Control or (ii) any issuance of equity securities by QVC, in excess of 50% and
(II) on or prior to the fifth anniversary of the date hereof, Comcast shall not permit to occur any Indirect Transfer which would result in a Comcast Change of Control unless following such Change of Control, the Comcast Group shall cease to own any Company Securities. As used herein, "Indirect Transfer" shall mean, with respect to the Company Securities, the offer, sale, assignment, transfer or other disposition (including without limitation pursuant to the exercise of remedies pursuant to a Lien permitted by Section 7.1.(d)), directly or indirectly through one or more Subsidiaries, of an equity interest in the Stockholder (or any interest therein pursuant to Derivative Securities) which owns such Company Securities.

                  (b) Following the fifth anniversary of the date hereof, subject to the provisions of this Agreement (including without limitation Sections 7.1(c), 7.1.(d), 8.1, 9.7 or 9.9), each Stockholder may effect a Direct Transfer or Indirect Transfer of all or any portion of its Company Securities or any interest therein.

                  (c) Notwithstanding anything herein to the contrary, each Direct or Indirect Transfer of Company Securities shall be made in compliance with applicable

                  Securities Laws and in accordance with the provisions of this Agreement, including without limitation Section 10.1. Notwithstanding anything herein to the contrary, no Stockholder may effect a Direct or Indirect Transfer of any of its Company Securities (i) in the case of any member of the Liberty Group only, to Home Shopping Network, Inc. or any of its Subsidiaries or successors, (ii) to any Affiliate of such Stockholder (other than a member of the Stockholder Group of such Stockholder) other than in a bona fide transaction on arm's-length terms or (iii) in the case of any Direct Transfer to a Person other than a member of the Stockholder Group of such Person, for consideration other than cash. Any attempt to transfer any Company Securities not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's records to such attempted transfer.

                  (d) Each of Comcast and Liberty agrees that it will not in any way hypothecate or create or permit to exist any Lien other than a Lien securing bona fide indebtedness of any member of its Stockholder Group and any Lien pursuant to the principal senior financing of the Company in place after the Merger or any refinancings thereof; provided that (i) Comcast or Liberty, as the case may be, shall have notified the other as to the existence of such Lien and the terms thereof, (ii) the holder of such indebtedness to be secured by such Lien (other than any Lien pursuant to the principal senior financing of the Company in place after the Merger or any refinancings thereof) shall have agreed in writing, in form and substance reasonably satisfactory to the Stockholder Group other than the Stockholder Group to which the Person granting, creating or permitting such Lien belongs, to become bound by the obligations (but not the rights) hereunder of the pledgor and (iii) nothing in this Section 7.1.(d) shall prohibit any Lien on the securities of any Subsidiary of Comcast or Liberty that (pursuant to the creation of such Lien, the exercise of remedies thereunder or otherwise) would not result in any Comcast Change of Control or Liberty Change of Control. Notwithstanding the foregoing, any exercise of remedies under such Lien shall immediately constitute a Direct or Indirect Transfer, as applicable, of the Company Securities subject to such Lien.

                  7.2. Legend on Securities. (a) Each Company Security that is held by any Stockholder shall bear a legend in substantially the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES

                  LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND SUCH OTHER SECURITIES LAWS IS AVAILABLE. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF A STOCKHOLDERS AGREEMENT DATED AS OF FEBRUARY 9, 1995, AMONG COMCAST CORPORATION, COMCAST QVC, INC., QVC PROGRAMMING HOLDINGS, INC., LIBERTY MEDIA CORPORATION, QVC INVESTMENT, INC. AND LIBERTY QVC, INC. AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY."

                  (b) If any Company Securities shall cease to be Registrable Securities (as defined in Exhibit A hereto), the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such securities, which certificate shall not contain a legend to the effect of the first sentence of the legend in Section 7.2.(a) thereon. If any Company Securities cease to be subject to any restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Company Securities without any legend to the effect of the second sentence of the legend in Section 7.2.(a) thereon.


                                   ARTICLE 8
                             RIGHT OF FIRST REFUSAL

                  8.1. Right of First Refusal. (a) Except as provided in Section 8.1.(b), if any Liberty Stockholder or Comcast Stockholder (each, a "Selling Stockholder") intends to pursue a Direct Transfer of any or all of the Company Securities or any interest therein owned or held by such Stockholder (a "Section
8.1 Transaction") pursuant to (i) a bona fide offer received from or negotiated with any Person (a "Third Party") in a private transaction or (ii) a Public Offering or an open market sale, such Selling Stockholder shall provide written notice of such Section 8.1 Transaction (a "Section 8.1 Transaction Notice") to the Comcast Stockholders (if the Selling Stockholder is a member of the Liberty Group) or the Liberty Stockholders (if the Selling Stockholder is a member of the Comcast Group) (such Liberty Stockholders or Comcast Stockholders hereinafter referred to collectively as the "Non-Selling Stockholder"). If such
Section 8.1 Transaction Notice is given by 6:00 p.m., New York City time, on a Business Day, it shall be deemed given on such date; if such Section 8.1 Transaction Notice is given after 6:00 p.m., New York City time, on a Business Day or on any day other than a Business Day, it shall be deemed given on the next Business Day. With respect to any Direct Transfer proposed to be made pursuant to a Public Offering, the Selling Stockholder shall provide the Section 8.1 Transaction Notice to the Non-Selling Stockholder at the time the Selling Stockholder notifies the Company of its intention to make such Direct Transfer pursuant to the provisions of Exhibit A or otherwise. The Section 8.1 Transaction Notice shall identify the number and type of Company Securities subject to the Section 8.1 Transaction, the Section
8.1 Transaction Price and all other material terms and conditions of the Section
8.1 Transaction. As used herein, the "Section 8.1 Transaction Price" means (i) with respect to any bona fide offer received from or negotiated with a Third Party other than any Affiliate of the Selling Stockholder, the cash price per Company Security at which a Direct Transfer is proposed to be made, (ii) with respect to any offer received from or negotiated with any Affiliate of the Selling Stockholder, the price per Company Security determined in accordance with the procedure set forth in Section 9.3, (iii) with respect to any Direct Transfer proposed to be made pursuant to a Public Offering or any open market sale prior to the Company being a Public Company, the projected cash price per Company Security to be sold in such Public Offering or open market sale (together with the price referred to in clause (ii), the "Projected Offering Price"), determined in the manner described below, (iv) with respect to any Direct Transfer proposed to be made pursuant to a Public Offering following the date the Company becomes a Public Company, the Average Market Price per Company Security as of the date of delivery of the Section 8.1 Notice, and (v) with respect to any Direct Transfer proposed to be made pursuant to an open market sale following the date the Company becomes a Public Company, the closing price per Company Security (or, if no closing price is reported, the last reported sales price in the over-the-counter market, as reported by NASDAQ, or if listed on a national securities exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted for trading) for the trading day prior to the date on which the Section 8.1 Notice was delivered. Each of the Liberty Stockholders, on the one hand, and the Comcast Stockholders, on the other hand, shall, within 15 days after the delivery of a Section 8.1 Transaction Notice with respect to a Direct Transfer pursuant to a Public Offering or an open market sale prior to the Company being a Public Company, retain, at their own expense, a Qualified Independent Appraiser to determine the Projected Offering Price. Each such Qualified Independent Appraiser shall submit its report determining the Projected Offering Price within 30 days after the date of such retention. If the Projected Offering Price set forth in one report is within 10% of the Projected Offering Price set forth in the other report, the final Projected Offering Price shall be the average of the two. If the amount of the higher of the two Projected Offering Prices is greater than 110% of the amount of the lower Projected Offering Price, then a third Qualified Independent Appraiser designated by the first two Qualified Independent Appraisers shall be retained promptly by the Liberty Stockholders and the Comcast Stockholders (at their joint expense) and shall deliver its written report determining the Projected Offering Price within 30 days after the date of such retention, which Projected Offering Price shall not be less than the amount determined by the lower of the first two reports nor more than the amount determined by the higher of the first two reports. If one party fails to retain a Qualified Independent Appraiser within time period specified above, the Projected Offering Price shall be determined by the Qualified Independent Appraiser retained by the other party. If any Projected Offering Price is determined pursuant to such appraisal process, the amount to be determined shall be the average of the first two appraisals, if only two appraisals are required, or if three appraisals are required, the average of two appraisals closest in value (or if there are not two closest appraisals, the average of all three such appraisals).

                  (b) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8.1 will not be applicable to (i) Direct Transfers made by a Selling Stockholder to any member of the Stockholder Group of which such Selling Stockholder is a member or pursuant to the creation of a Lien granted pursuant to Section 7.1.(d) (but not including the exercise of remedies thereunder) or (ii) any Indirect Transfer.

                  (c) The receipt of a Section 8.1 Transaction Notice by the Non-Selling Stockholder from any Selling Stockholder shall constitute an offer by such Selling Stockholder to sell to the Non-Selling Stockholder at the
Section 8.1 Transaction Price for cash all of such Selling Stockholder's Company Securities which are the subject of such Section 8.1 Transaction. Such offer shall be irrevocable during the Offer Period. During the Offer Period, the Non-Selling Stockholder shall have the right to accept such offer. The Section
8.1 Transaction may be accepted by giving a written irrevocable notice of acceptance to such Selling Stockholder prior to the expiration of the Offer Period. As used herein, "Offer Period" means, with respect to any Section 8.1 Transaction Notice, the period of (i) with respect to any open market sale, the corresponding time on the next succeeding Business Day, (ii) with respect to any Direct Transfer pursuant to a Public Offering, 15 Business Days and (iii) with respect to any Direct Transfer to a Third Party, 20 Business Days, in each case following receipt of such Section 8.1 Transaction Notice by the Non-Selling Stockholder or, in the case of any Direct Transfer to an Affiliate of the Selling Stockholder or pursuant to an open market sale or Public Offering prior to the date on which the Company is a Public Company, following the date on which the Projected Offering Price is determined.

                  (d) Unless otherwise provided herein, the Non- Selling Stockholder shall purchase for cash at the Section 8.1 Transaction Price and pay for all Company Securities set forth in the Section 8.1 Transaction Notice within a 30-day period following its acceptance of the Selling Stockholder's offer pursuant to such Section 8.1 Transaction Notice, or as soon as practicable thereafter following receipt of all consents, orders, approvals and authorizations of any governmental or regulatory entities and the expiration or termination of any applicable waiting period under the HSR Act applicable to such purchase; provided that any such purchase originally proposed to be made pursuant to an open market sale shall be made by the Non-Selling Stockholder within a 5-Business Day Period following acceptance of such Section 8.1 Transaction. Each such Stockholder Group agrees, and Comcast agrees to cause the Company, to use its reasonable best efforts to obtain such consents, order, approvals and authorizations and to cause the consummation of such purchase and sale. Notwithstanding the foregoing, if the purchase and sale of such Company Securities is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received but in no event shall such time period exceed 120 days.

                  (e) Upon the rejection or deemed rejection of the Section 8.1 Transaction by the Non-Selling Stockholder following the expiration of the Offer Period, the Selling Stockholder shall have the right, during the Transaction Completion Period, to consummate the Direct Transfer of the Company Securities subject to the Section 8.1 Transaction at a price not less than the Section 8.1 Transaction Price; provided, however, that an open market sale shall not be subject to any such minimum price requirement. Any such Direct Transfer shall be consummated pursuant to the terms of this Agreement. Notwithstanding the foregoing, if the Direct Transfer of such Company Securities is subject to any prior regulatory approval, the time period during which such Direct Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received but in no event shall such time period exceed 120 days or, in the case of any Direct Transfer pursuant to a Public Offering, 180 days without the consent of the Non-Selling Stockholder. If such Selling Stockholder does not consummate the Direct Transfer of any Company Securities subject to the Section
8.1 Transaction in accordance with the foregoing time limitations, such Selling Stockholder may not sell any Company Securities without repeating the foregoing procedures. As used herein, "Transaction Completion Period" means (i) with respect to any Direct Transfer pursuant to any open market sale, a period of 5 Business Days, (ii) with respect to any Direct Transfer pursuant to a Public Offering, a period of 120 days and (iii) with respect to any Direct Transfer to a Third Party (including a Transfer to an Affiliate of Comcast or Liberty which is not a member of the Comcast Group or Liberty Group, as the case may be), a period of 60 Business Days, in each case following expiration of the Offer Period.

                  (f) In connection with any Direct Transfer of Company Securities between the Liberty Group, on the one hand, and the Comcast Group, on the other hand, hereunder, Liberty (if the seller of such Company Securities is a member of the Liberty Group) or Comcast (if the seller of such Company Securities is a member of the Comcast Group) shall represent and warrant to the purchaser thereof as of the closing date of such transaction that:

                                   (i)   (A)  such seller is such an entity
         duly organized, validly existing, and in good standing under the laws of the state of its organization and (B) such seller has the full power and authority to sell, transfer and assign to the purchaser all of its right, title and interest in and to such Company Securities;

                                  (ii)   there are no consents, approvals or
         authorizations required under any law, rule, regulation, agreement or instrument applicable to the seller or its Affiliates (other than (x) such as have previously been obtained and are in full force and effect as of such closing date and (y) those which result from the identity or status of the purchaser) required in order to consummate its sale of such Company Securities to the purchaser (other than any consents, approvals or authorizations required to be obtained by the purchaser in connection with such purchase);

                                 (iii)   there is no action, suit,
         investigation or proceeding pending against such seller, its Affiliates or any of their respective properties before any court or arbitrator or any governmental body, agency or official relating to the sale of the Company Securities by such seller and there is no provision of any applicable law or regulation and no judgment, injunction, order or decree which prohibits the consummation of the purchase; and

                                  (iv)   immediately after the sale, transfer
         and assignment thereof, the purchaser will have good title to such Company Securities free and clear of all Liens or other restrictions on ownership, transfer or voting (other than any arising pursuant to this Agreement or under the Securities Laws or created by the purchaser or arising by reason of its purchase or ownership of such Company Securities).

                  (g) In connection with any purchase and sale of Company Securities between the Liberty Group, on the one hand, and the Comcast Group, on the other hand, hereunder, each purchaser of such Company Securities shall represent and warrant to the seller thereof as of the closing date of such transaction that:

                                   (i)   (A)  such purchaser is such an
         entity duly organized, validly existing, and in good standing under the laws of the state of its organization and (B) such purchaser has the full power and authority to purchase, acquire and accept from the seller all of its right, title and interest in and to such Company Securities;

                                  (ii)   there are no consents, approvals or
         authorizations required under any law, rule, regulation, agreement or instrument applicable to the purchaser or its Affiliates (other than (x) such as have previously been obtained and are in full force and effect as of such closing date and (y) those which result from the identity or status of seller) required in order to consummate its purchase of such Company Securities from the seller (other than any consents, approvals or authorizations required to be obtained by the seller in connection with such sale); and

                                 (iii) there is no action, suit, investigation or proceeding pending against such purchaser, its Affiliates or any of their respective properties before any court or arbitrator or any governmental body, agency or official relating to the purchase of Common Stock by such purchaser and there is no provision of any applicable law or regulation and no judgment, injunction, order or decree which prohibits the consummation of the purchase.

                  (h) Notwithstanding anything in this Agreement to the contrary, no rights or obligations arising out of or relating to any process for the purchase and/or sale of Company Securities under this Agreement shall accrue or become fixed and the event which would otherwise cause the same to occur shall automatically be delayed for a period up to six months from the date such process otherwise would have been commenced if such process or any possible conclusion thereof would cause any member of a Stockholder's Group to be subject to liability under Section 16(b) of the Exchange Act (a "16b Event"); provided that such period shall not exceed the minimum period necessary for any such member to be exempt from such liability; and provided further that from and after the date that the Stockholders first receive notice that such a process is to be commenced no member of any Stockholder Group may take any affirmative action to engage in a purchase and/or sale that would result in subjecting any Person to liability under Section 16(b) of the Exchange Act or extending the minimum period necessary for any such Person to be exempt from liability. Within five Business Days of receipt by any Stockholder of any notice that a purchase and/or sale of Company Securities under this Agreement will occur, such Stockholder, at its option, shall, if true, notify the other Stockholders that such purchases and/or sales would create a 16b Event, in which case such purchase and/or sale process shall be delayed as set forth herein, except to the extent that one or more of such other Stockholders agrees to indemnify the Stockholder providing such notice from any liability (and related expenses) arising out of such Section 16(b) event, which indemnity shall be in form and substance reasonably satisfactory to such Stockholder. Failure by any Stockholder to give notice of the 16(b) Event within the time period specified above shall preclude such Stockholder from exercising its rights under this
Section 8.1 notwithstanding that a 16(b) Event will or has occurred. Under the circumstances specified in this Section 8.1, the process shall instead be commenced on the first Business Day following the expiration of the last day that Section 16(b) liability would be applicable.

                  (i) The purchase price for such Company Securities shall be paid in the appropriate amount by certified check or by wire transfer of immediately available funds to the account specified by the seller thereof, against receipt of certificates representing the Company Securities so purchased.

                  (j) Notwithstanding the provisions of Exhibit A or Section 8.1, in the event that a Liberty Stockholder or Comcast Stockholder, as the case may be (the "Initial Seller"), elects to exercise its demand registration rights pursuant to Section 2.1 of Exhibit A, then (x) a member of the other Stockholder Group (the "Subsequent Seller") may exercise any incidental registration rights available to it in connection with such demand registration only if such Subsequent Seller has not theretofore elected to exercise its rights under
Section 8.1 with respect to the applicable Direct Transfer by the Initial Seller, and (y) if the Subsequent Seller so elects to exercise its incidental registration rights in connection therewith, then the Initial Seller shall not be entitled to exercise its rights under Section 8.1 to purchase the Company Securities held by the Subsequent Seller, unless the number of Company Securities proposed to be sold by such Subsequent Seller pursuant to such registration exceeds the number of Company Securities proposed to be sold by such Initial Seller, in which case such Initial Seller may, at its election, either (x) terminate its demand registration (subject to payment of Registration Expenses if required by the provisions of Exhibit A) and pursue its rights under
Section 8.1 as to all Company Securities proposed to be sold by such Subsequent Seller or (y) continue with the registration pursuant to such demand registration.


                                   ARTICLE 9
                              CERTAIN EXIT RIGHTS

                  9.1. Registration Rights. The Company hereby grants to each Liberty Stockholder and Comcast Stockholder the registration rights set forth on Exhibit A hereto.

                  9.2. Initiation of Exit Rights. So long as the Liberty Group or any of its Permitted Transferees (as defined in Exhibit A), through the exercise of its demand registration rights set forth in Exhibit A hereto, shall not have been the party which first caused the Company Securities to be registered under the Exchange Act, or if none of the Company Securities are registered under the Exchange Act, then Liberty shall have the right, exercisable at any time during the 60-day period following the fifth anniversary of the Merger (or if not previously exercised, at any time during the 60-day period following each of the sixth, seventh, eighth and ninth anniversaries of the Merger) to trigger the provisions set forth in Sections 9.3 through 9.6 by delivering written notice of such exercise (the "Exit Notice") to the Comcast Stockholders.

                  9.3. Appraisal Process. Liberty and Comcast shall seek in good faith to agree upon the Fair Market Value of the Fully Diluted Shares and the Specified Amounts of the Liberty Group and the Comcast Group promptly following
(i) receipt by Comcast of the Exit Notice or (ii) the written request of Liberty or Comcast following a Comcast Change of Control or a Liberty Change of Control, as the case may be, which request shall be given not more than 30 days following receipt of notice of such Change of Control pursuant to Section 5.3.(b). As used herein, the "Fair Market Value" of the Fully Diluted Shares shall mean the fair market value of the Fully Diluted Shares, as of the date of delivery of the notice referred to in clause (i) or (ii) above (the "Notice Delivery Date"), on a going concern or liquidation basis, whichever method would yield the higher valuation. The Fair Market Value of the Fully Diluted Shares on a going concern basis shall take into account such considerations as would customarily affect the price at which a willing seller would sell and a willing buyer would buy the Fully Diluted Shares as a going concern in an arm's-length transaction in which such buyer purchases all of the Fully Diluted Shares. The Fair Market Value of the Fully Diluted Shares on a liquidation basis shall take into account tax liabilities that would be incurred on a liquidation assuming the most tax efficient and practical plan of liquidation. If Liberty and Comcast are unable to agree upon Fair Market Value and the Specified Amounts within 30 days following the Notice Delivery Date, then such amount shall be determined pursuant to the appraisal process described below. In such event Liberty and Comcast shall, within 15 days after the expiration of such 30-day period, each retain, at their own expense, a Qualified Independent Appraiser to determine Fair Market Value and the Specified Amounts. Each such Qualified Independent Appraiser shall submit its written appraisal to each of Liberty and Comcast not later than 75 days after the Notice Delivery Date. If the amount of the higher of the two appraisals is greater than 110% of the amount determined by the lower appraisal, then a third Qualified Independent Appraiser designated by the first two Qualified Independent Appraisers shall be retained promptly by Liberty and Comcast (at their joint expense) and shall deliver its written appraisal within 30 days after the date of such retention. In connection with its retention, such third Qualified Independent Appraiser shall be instructed that such appraisal shall not be less than the amount determined by the lower of the first two appraisals nor more than the amount determined by the higher of the first two appraisals. If any valuation is made pursuant to such appraisal process, the amount to be determined shall be the average of the first two appraisals, if only two appraisals are required, or if three appraisals are required, the average of the two appraisals closest in value (or if there are not two closest appraisals, the average of all three such appraisals). Notwithstanding anything herein to the contrary, if, as a result of any transaction which results in the issuance to any member of either Stockholder Group of securities of the Company other than Shares, the parties hereto agree to cooperate in good faith to appropriately amend the provisions of this (including without limitation the manner in which the Fair Market Value is determined) to reflect such issuance.

                  9.4. Comcast's Purchase Rights. (a) Comcast shall have the right, exercisable by notice in writing to the Liberty Stockholders (which notice shall be irrevocable), within 30 days after the determination of Fair Market Value pursuant to clause (i) of Section 9.3 (the "Election Period") to purchase (or to cause any of its Subsidiaries to purchase) all, but not less than all, of the Company Securities held by the Liberty Stockholders for an aggregate amount (the "Liberty Exit Price") equal to the Specified Amount. Such written notice shall indicate Comcast's intended method of payment as provided below. Notwithstanding anything herein to the contrary, but subject to the provisions of Section 9.8, any purchase of Company Securities by Comcast pursuant to this Section 9.4 may, at the election of Comcast, instead be structured as a redemption of such Company Securities by the Company.

                  (b) If Comcast exercises its right pursuant to Section 9.4.(a), it shall have the right to pay the Liberty Exit Price in (at its election, but subject to paragraph (c) below) one or more of the following: (i) cash; (ii) a promissory note of Comcast which matures not later than three years after issuance and which has an interest rate that, taking into account the terms of such note, would cause such note to trade at par immediately following its issuance (determined by appraisal by the Qualified Independent Appraisers if the parties cannot agree); provided that Comcast may only pay the Liberty Exit Price with such a promissory note if the interest rate thereon does not exceed 500 basis points over the three-year United States treasury note rate on the date of issuance of such note; or (iii) shares of Comcast common stock (of any class or classes of its choosing) or other equity securities having an aggregate Average Market Price as of the date of the delivery of the Exit Notice, equal to the Liberty Exit

Price; provided, that Comcast securities of the same class and type as the common stock or other equity securities to be used as such consideration shall then be listed or traded on a national securities exchange or quoted on an inter-dealer quotation system (such Comcast common stock, the "Comcast Qualifying Securities"). As used herein, the term "Average Market Price" shall mean the average closing sale price for the period consisting of the twenty trading days (or, in the case of Section 8.1, the ten trading days) immediately prior to the date of determination of the Average Market Price or, if no closing price is reported, the last reported sales price of such security in the over-the-counter market, as reported by NASDAQ, or if listed on a national securities exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted for trading. The Average Market Price shall be appropriately adjusted for stock splits, recapitalizations, stock dividends and other events occurring (including the occurrence of any record date therefor) during such twenty trading day period.

                  (c) Notwithstanding the foregoing subsection (b), the Liberty Stockholders may within 5 days of receipt of the notice referred to in subsection (a) above, require that Comcast pay the amount of the Liberty Exit Price by delivering to it Comcast Qualifying Securities (of any class or classes of Comcast's choosing) having an aggregate Average Market Price as of the date of the delivery of the Exit Notice equal to the Liberty Exit Price; provided that Comcast shall not be obligated to issue or deliver such stock to the extent that (i) such stock would represent more than 4.9% of the outstanding common stock of Comcast or more than 4.9% of the power to vote for the election of directors of Comcast or (ii) such issuance would result in, or would have a reasonable likelihood of resulting in, Comcast or any of its Affiliates being required (pursuant to any law, statute, rule, regulation, order or judgment promulgated or issued by any court of competent jurisdiction or the United States government or any Federal governmental, regulatory, or administrative authority or agency or tribunal) to divest itself of any of its assets, or would render its continued ownership of such assets illegal or subject to the imposition of a fine or penalty or would impose material restrictions or limitations on its full rights of ownership of its assets; and provided further that to the extent that, as a result of the limitations imposed by the immediately preceding proviso, Comcast common stock having an aggregate Average Market Price as of the date of the delivery of the Exit Notice less than the Liberty Exit Price was delivered to the Liberty Stockholders, Comcast shall deliver the balance of the Liberty Exit Price to the Liberty Stockholders in (at Comcast's election) one or more or the following: (i) cash, (ii) a promissory note of the type referred to in clause (ii) of Section 9.4.(b) or (iii) other equity securities of Comcast of the type referred to in clause (iii) of Section 9.4.(b).

                  (d) In the event that Comcast elects to deliver Comcast Qualifying Securities to the Liberty Stockholders in payment of the Liberty Exit Price as aforesaid, it shall also grant to the Liberty Stockholders rights substantially equivalent to the registration rights set forth in Section 2.1 of Exhibit A hereto with respect to the registration of such Comcast Qualifying Securities; provided that the number of demand registrations available to such Liberty Stockholders shall equal the number of remaining demand registrations not yet requested by the Liberty Stockholders pursuant to Section 9.1.

                  (e) Any closing of the purchase of the Company Securities held by the Liberty Stockholders pursuant to this Section 9.4 shall be consummated as soon as practicable after receipt of all applicable regulatory approvals, but in any event not later than the 135th day following the date upon which the form of the consideration to be paid to the Liberty Stockholders in payment of the Liberty Exit Price shall have been determined in accordance with this Section
9.4 (the "Liberty Determination Date"); provided that in the event that Comcast is prohibited from consummating such purchase by such date because of the entry of any injunction, order, or decree or the enactment of any law or regulation, in each case subsequent to the date of delivery of the Exit Notice, then the date by which such purchase was to be consummated pursuant to the foregoing clause shall be extended for an additional period ending on the earlier to occur of (x) the 10th day following the date such purchase is no longer prohibited as aforesaid and (y) the 195th day following the Liberty Determination Date.

                  9.5. Liberty's Purchase Rights. (a) In the event that Comcast
(x) shall fail to elect to purchase the Company Securities of the Liberty Stockholders within the Election Period or (y) following an election to so purchase, shall fail to consummate such purchase by the applicable date set forth in Section 9.4(e) (the event specified in clause (y) of this Section 9.5, is hereinafter referred to as the "Comcast Purchase Default"), then Liberty shall have the right exercisable by notice ("Liberty Notice") in writing to the Comcast Stockholders (which notice shall be irrevocable) within 30 days after the earliest to occur of

(i) receipt of a written notice by Comcast that it is not exercising its election to purchase the Liberty Stockholders' Company Securities, (ii) expiration of the Election Period, or (iii) a Comcast Purchase Default, to purchase all, but not less than all, of the Company Securities held by the Comcast Stockholders for an aggregate amount (the "Comcast Exit Price") equal to the applicable Specified Amount. Notwithstanding anything herein to the contrary but subject to the provisions of Section 9.8, any purchase of Company Securities by Liberty pursuant to this Section 9.5 may, at the election of Liberty, instead be structured as a redemption of such Company Securities by the Company.

                  (b) If Liberty exercises such right, Liberty shall have the right to pay such purchase price in (at its election, but subject to paragraph
(c) below) one or more of the following: (i) cash; (ii) a promissory note issued by Liberty which matures not later than three years after issuance and which has an interest rate that, taking into account the terms of such note, would cause such note to trade at par immediately following its issuance (determined by appraisal by the Qualified Independent Appraisers if the parties cannot agree); provided that Liberty may only pay the Comcast Exit Price with such a promissory note if the interest rate thereon does not exceed 500 basis points over the three-year United States treasury note rate on the date of issuance of such note; or (iii) shares of Liberty Parent common stock (of any class or classes of its choosing) or other equity securities of Liberty Parent having an aggregate Average Market Price as of the delivery of the Exit Notice equal to the Comcast Exit Price; provided that securities of the same class and type as the Liberty Parent common stock or other equity securities to be used as consideration shall then be listed or traded on a national securities exchange or quoted on an inter-dealer quotation system (such Liberty Parent common stock, the "Liberty Qualifying Securities").

                  (c) Notwithstanding the foregoing subsection (b), the Comcast Stockholders may within 5 days of receipt of the notice referenced in subsection
(a) above, require that Liberty pay such amount by delivering to them Liberty Qualifying Securities (of any class or classes of its choosing) having an aggregate Average Market Price as of the date of the delivery of the Exit Notice equal to the Comcast Exit Price; provided that, Liberty Parent shall not be obligated to issue stock to the extent that (i) such stock would represent more than 4.9% of the outstanding common stock of Liberty Parent or more than 4.9% of the power to vote for the election of directors of Liberty Parent or (ii) if such issuance would result in, or would have a reasonable likelihood of resulting in, Liberty Parent or any of its Affiliates being required (pursuant to any law, statute, rule, regulation, order or judgment promulgated or issued by any court of competent jurisdiction or the United States government or any Federal governmental, regulatory, or administrative authority or agency or tribunal) to divest itself of any of its assets or would render its continued ownership of such stock or assets illegal or subject to the imposition of a fine or penalty or would impose material restrictions or limitations on its full rights of ownership of its assets; and provided further that to the extent that, as a result of the limitations imposed by the immediately preceding proviso, Liberty Parent common stock having an aggregate Average Market Price as of the date of the delivery of the Exit Notice less than the Comcast Exit Price was delivered to the Comcast Stockholders, Liberty shall deliver the balance of the Comcast Exit Price to the Comcast Stockholders in (at Liberty's election) one or more of the following: (i) cash, (ii) a promissory note of the type referred to in clause (ii) of Section 9.5.(b) or (iii) other equity securities of Liberty Parent of the type referred to in clause (iii) of Section 9.5.(b).

                  (d) In the event that Liberty elects to deliver Liberty Qualifying Securities to the Comcast Stockholders in payment of the Comcast Exit Price as aforesaid, it shall also grant to the Comcast Stockholders rights substantially equivalent to the registration rights set forth in Section 2.1 of Exhibit A hereto with respect to the registration of such Liberty Qualifying Securities; provided that the number of demand registrations available to such Comcast Stockholders shall equal the number of remaining demand registrations not yet requested by the Comcast Stockholders pursuant to Section 9.1.

                  (e) Any closing of the purchase of the Company Securities held by the Comcast Stockholders pursuant to this Section 9.5 shall be consummated as soon as practicable after receipt of all applicable regulatory approvals, but in any event not later than the 135th day following the date upon which the form of the consideration to be paid to the Comcast Stockholders in payment of the Comcast Exit Price shall have been determined in accordance with this Section
9.5 (the "Comcast Determination Date"); provided that in the event Liberty is prohibited from consummating such purchase by such date because of the entry of any injunction, order, or decree or the enactment of any law or regulation, in each case subsequent to the date of delivery of the written notice referred to in Section 9.7.(a), then the date by which such purchase was to be consummated pursuant to the foregoing clause shall be extended for an additional period ending on the earlier to occur of (x) the 10th day following the date such purchase is no longer prohibited as aforesaid and (y) the 195th day following the Comcast Determination Date.

                  9.6. Compulsory Sale. In the event that Liberty (x) shall fail to elect to purchase the Company Securities of the Comcast Stockholders within the period specified in Section 9.5.(a) or (y) following an election to so purchase, shall fail to consummate such purchase by the applicable date set forth in Section 9.5.(e)(the event specified in clause (y) of this Section 9.6 is hereinafter referred to as the "Liberty Purchase Default"), then Liberty and Comcast shall use their best efforts to sell the Company and distribute the proceeds of such sale to the Stockholders. Liberty, Comcast or any of their respective Affiliates may be purchasers (individually or as part of a group) in any such sale; provided that the relationship between any such Affiliate and Comcast or Liberty, as the case may be, is disclosed to the other parties hereto simultaneous with any bid by or involving such Person or its Affiliates.

                  9.6A. Exclusive Remedy. The parties agree that the exclusive remedy for any Comcast Purchase Default or Liberty Purchase Default shall be as enumerated pursuant to Article .

                  9.7. Change of Control Purchase Rights. (a) Within 30 days following the determination of Fair Market Value initiated pursuant to clause
(ii) of Section 9.3, either the Liberty Group, in the case of a Comcast Change in Control, or the Comcast Group, in the case of a Liberty Change in Control (such Stockholder Group, an "Electing Stockholder") shall have the right, exercisable by notice in writing to the Subject Entity which was a member of the Stockholder Group undergoing such Stockholder Change in Control (the "Non-Electing Stockholder") to purchase (or to cause any of its Subsidiaries to purchase) all Company Securities owned by the Subject Entity or, in the case of any such determination initiated with respect to a Liberty Change of Control occurring prior to the fifth anniversary of the date hereof, owned by the Liberty Group for an aggregate amount (the "Change of Control Purchase Price") equal to the portion of the Fair Market Value of the Fully Diluted Shares attributable to such Company Securities as determined by the Qualified Independent Appraisers pursuant to Section 9.3. Such written notice shall indicate the Electing Stockholder's intended method of payment as provided below. Notwithstanding anything herein to the contrary but subject to the provisions of Section 9.8, any purchase of Company Securities by the Electing Stockholder pursuant to this
Section 9.7 may, at the election of the Electing Stockholder, instead be structured as a redemption of such Company Securities by the Company.

                  (b) If the Electing Stockholder exercises its rights pursuant to Section 9.7, the Electing Stockholder shall have the right to pay the Change of Control Purchase Price in (at the election of the Electing Stockholder but subject to paragraph (c) below) one or more of the following: (i) cash, (ii) a promissory note of Comcast (if the Electing Stockholder is a Comcast Stockholder) or Liberty (if the Electing Stockholder is a Liberty Stockholder) which matures not later than three years after issuance and which has an interest rate that, taking into account the terms of such note, would cause such note to trade at par immediately following its issuance (determined by appraisal by the Qualified Independent Appraisers if the parties cannot agree); provided that, the Electing Stockholder may only pay the Change of Control Purchase Price with such a promissory note if the interest rate thereon does not exceed 500 basis points over the three-year United States treasury note rate on the date of issuance of such note or (iii) shares of common stock of Comcast or Liberty Parent, as the case may be (of any class or classes of Comcast's or Liberty's choosing, respectively), or other equity securities of Comcast or Liberty Parent, as the case may be, having an aggregate Average Market Price as of the date of the written request referred to in clause (ii) of Section 9.3 equal to the Change of Control Purchase Price; provided, that securities of the same class and type as such common stock or other equity securities to be used as such consideration shall then be listed or traded on a national securities exchange or quoted on an inter-dealer quotation system (such common stock, the "Stockholder Qualifying Securities").

                  (c) Notwithstanding the foregoing subsection (b), the Non-Electing Stockholder may within 5 days of receipt of the notice referenced in subsection (a) above specifying a different form of payment, require that the Electing Stockholder pay the amount of the Change of Control Purchase Price by delivering to it Stockholder Qualifying Securities of Comcast or Liberty Parent, as the case may be (of any class or classes of the Electing Stockholder's choosing), having an aggregate Average Market Price as of the date of the delivery of the notice referred to in clause (ii) of Section 9.3 equal to the Change of Control Purchase Price; provided that the Electing Stockholder shall not be obligated to issue or deliver such stock to the extent (i) such stock would represent more than 4.9% of the outstanding common stock of Comcast or Liberty Parent, as the case may be, or more than 4.9% of the power to vote for the election of directors of Comcast or Liberty Parent, as the case may be or (ii) such issuance would result in, or would have a reasonable likelihood of resulting in, Comcast or Liberty Parent, as the case may be, or any of their respective Affiliates being required (pursuant to any law, statute, rule, regulation, order or judgment promulgated or issued by any court of competent jurisdiction or the United States government or any Federal governmental, regulatory, or administrative authority or agency or tribunal) to divest itself of any of its assets, or would render its continued ownership of such assets illegal or subject to the imposition of a fine or penalty or would impose material restrictions or limitations on its full rights of ownership of its assets; and provided further that to the extent that, as a result of the limitations imposed by the immediately preceding proviso, common stock of Liberty Parent or Comcast, as the case may be, having an aggregate Average Market Price as of the date of the delivery of the notice referred to in clause (ii) of Section 9.3 less than the Change of Control Purchase Price was delivered to the Non- Electing Stockholder, the Electing Stockholder shall deliver the balance of the Change of Control Purchase Price to the Non-Electing Stockholder in (at the election of the Electing Stockholder) one or more or the following: (i) cash, (ii) a promissory note of the type referred to in clause (ii) of Section 9.7.(b) or
(iii) other equity securities of Comcast or Liberty Parent, as the case may be, of the type referred to in clause (iii) of Section 9.7.(b).

                  (d) In the event that the Electing Stockholder elects to deliver Stockholder Qualifying Securities to the Non-Electing Stockholder in payment of the Change of Control Purchase Price as aforesaid, it shall also grant to the Non- Electing Stockholder rights substantially equivalent to the registration rights set forth in Section 2.1 of Exhibit A hereto with respect to the registration of such Stockholder Qualifying Securities; provided that the number of demand registrations available to the Non-Electing Stockholder shall equal the number of remaining demand registrations not yet requested by the Non-Electing Stockholder pursuant to Section 9.1 and provided further that, in the event the former Stockholder Group of the Subject Entity continues to hold an Attributable Interest following such Stockholder Change in Control, the registration rights granted pursuant to this Section 9.3 and the registration rights of the Stockholder Group pursuant to Section 9.1 shall be apportioned equitably.

                  (e) Any closing of the purchase of the Company Securities pursuant to this Section 9.7.(a) shall be consummated as soon as practicable after receipt of all applicable regulatory approvals, but in any event not later than the 135th day following the date upon which the form of the consideration to be paid to the Non-Electing Stockholder in payment of the Change of Control Purchase Price shall have been determined in accordance with this Section 9.7.(a) (the "Change of Control Determination Date"); provided that in the event that the Electing Stockholder is prohibited from consummating such purchase by such date because of the entry of any injunction, order, or decree or the enactment of any law or regulation, in each case subsequent to the date of the notice referred to in Section 9.7, then the date by which such purchase was to be consummated the foregoing clause shall be extended for an additional period ending on the earlier to occur of (x) the 10th day following the date such purchase is no longer prohibited as aforesaid and (y) the 195th day following the Change of Control Determination Date.

                  9.8. Tax Considerations. Subject to the limitations of Sections 9.4.(c), 9.5.(c) and 9.7.(c) the parties agree to use all reasonable efforts to consummate any such purchase and sale pursuant to this Article (other than under Section 9.1) in a tax-free transaction or, if not available, most tax efficient method available. In the event that the party whose Company Securities are to be purchased pursuant to this Article (the "Selling Party") notifies the party purchasing the Selling Party's Company Securities (the "Purchasing Party") within 10 days after the Comcast Determination Date, the Liberty Determination Date or the Change of Control Determination Date, as the case may be, as to a structure of the transactions contemplated by Section 9.4, 9.5 or 9.7.(a) that is otherwise in accordance with the provisions of Section 9.4, 9.5 or 9.7.(a) above (as applicable) and which such Selling Party reasonably believes to be tax-free or the most tax efficient structure for such transaction (the "Proposed Structure"), and if requested by the Purchasing Party within 10 days of receipt of notice of the Proposed Structure, such Selling Party shall deliver an opinion of counsel (such counsel to be reasonably acceptable to the Purchasing Party) reasonably confirming the tax free or tax efficient nature of the Proposed Structure, then such sale shall be consummated in accordance with the Proposed Structure unless, within 15 days of the last to occur of the notice as to the Proposed Structure or such opinion of counsel, the Purchasing Party delivers to the Selling Party a notice setting forth an alternate structure for such transaction (the "Alternate Structure"), which is no less favorable from a tax standpoint to the Selling Party than the Proposed Structure (as evidenced by an opinion of counsel addressed to and reasonably acceptable to the Selling Party) and which does not result in the creation of restrictions or limitations applicable to the Selling Party which are, in the good faith, reasonable judgment of the Selling Party, more onerous to it than those that would result in the Proposed Structure, then the parties shall proceed to consummate such transaction in accordance with the Alternate Structure on the applicable timetable set forth in Section 9.4, 9.5 or 9.7.(a) such longer period as may be required to obtain any tax ruling the parties may mutually decide to seek pursuant to this Section 9.8; provided, however, that any extension necessary to seek a ruling shall not exceed the time period that is one year from the Comcast Determination Date, the Liberty Determination Date or the Change of Control Determination Date, as applicable.

                  9.9. Tag-Along Rights. (a) If (i) prior to the fifth anniversary of the date hereof, the Comcast Group proposes to transfer all of its Company Securities in a transaction referred to in Section 7.1 (I)(y) or
(II) or (ii) following the fifth anniversary of the date hereof, the Comcast Group proposes a Direct Transfer or an Indirect Transfer of Company Securities in a Tag Block Transaction (as defined below) (in each case, the "Tag-Along Transaction") then Comcast shall provide written notice thereof to Liberty (the "Sale Notice") simultaneously with the notice required under Section 8.1 or 9.7, as applicable. Such notice shall describe the amount and type of consideration to be paid to the Comcast Group, the form of acquisition agreement the Comcast Group proposes to enter into in connection with such Tag-Along Transaction and all other material terms and conditions thereof (and following delivery of the Sale Notice, Comcast shall promptly update information contained in the Sale Notice to include any material changes to the foregoing information.) Thereafter, Liberty shall have the right, exercisable within 15 days following the conclusion of any period (the "Tag Election Period") during which Liberty could elect to purchase the Company Securities directly or indirectly beneficially owned by the Comcast Group which are the subject of such Tag-Along Transaction, to require that the Person which has offered to purchase such Company Securities from the Comcast Group (the "Tag-Along Buyer") in the Tag-Along Transaction purchase all, but not less than all, of the Company Securities owned by all members of the Liberty Group for (x) in the case of a Direct Transfer of Company Securities to Persons other than any Affiliate of any member of the Comcast Group, the same consideration per Company Security as is to be received by the members of the Comcast Group in such Direct Sale or (y)




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

                  in the case of any other Direct Transfer or any Indirect Transfer of Company Securities, the consideration per Company Security having the value determined in accordance with the procedure set forth in Section 9.3 (but taking into consideration the portion of the price paid by the Tag-Along Buyer in connection with such transfer which is attributable to the Company Securities which are the subject of such Tag- Along Transaction and the other terms and conditions of the Tag-Along Transaction) and, in the case of both (x) and (y) otherwise upon the same terms and conditions as the Comcast Group has proposed or agreed to Transfer its Company Securities to the Tag-Along Buyer. As used herein, the term "Tag Block Transaction" means a Direct or Indirect Transfer in one transaction or a series of related transactions between the applicable Tag-Along Buyer or its Affiliates, on the one hand, and Comcast and its Subsidiaries, on the other hand, the result of which, together with the Company Securities beneficially owned by the Tag-Along Buyer and its Affiliates gives the Tag-Along Buyer and its Affiliates the effective right or power (whether or not exercised) to elect a majority of the Board.

                  (b) The Liberty Group may exercise its rights pursuant to this
Section 9.9, by delivering to Comcast a written notice thereof (a "Tag-Along Sale Notice") within 15 days following the termination of the Tag Election Period. Following the delivery of any such Tag-Along Sale Notice, Liberty shall agree to become a party to or otherwise become bound by the applicable terms and conditions of the contract, agreement or instrument pursuant to which the Comcast Group has agreed to sell its Company Securities, the terms and conditions of which shall be no less favorable to the Liberty Group than the terms and conditions applicable to Comcast, subject to appropriate changes necessary to reflect any differences in the securities or assets being transferred or sold by the Comcast Group in such Tag-Along Transaction and any differences in the consideration to be paid in such transaction pursuant to clause (y) of Section 9.9.(a).

                  (c) Any closing of the purchase of the Company Securities held by the Liberty Stockholders pursuant to this Section 9.9 shall be consummated as soon as practicable after receipt of all applicable regulatory approvals, but in any event not later than the 135th day following the date of the Tag-Along Sale Notice; provided, that in the event that the Tag-Along Buyer is prohibited from consummating such purchase by such date because of the entry of any injunction, order, or decree or the enactment of any law or regulation, in each case subsequent to the date of delivery of the Tag-Along Notice, then the date by which such purchase was to be consummated pursuant to the foregoing clause shall be extended for an additional period ending on the earlier to occur of (x) the 10th day following the date such purchase is no longer prohibited as aforesaid and
(y) the 195th day following the date of the Tag-Along Notice. If, at the end of the applicable period described above, the Comcast Group has not completed the sale contemplated by the Tag-Along Notice, this Section 9.9 shall again apply in its entirety; provided, however, that in the event Comcast's failure to complete such sale is the result of any failure to receive a governmental approval or consent or other matter, and if all other conditions to Liberty's obligations to close have been satisfied, then Liberty may, but shall not be obligated to, with the agreement of the Tag-Along Buyer, consummate such sale on the terms and conditions applicable to it without theretofore complying with the provisions of this Agreement (including, without limitation, Sections 8.1 and 9.7).

                  9.10. Right to Compel Sale. (a) If the Comcast Group proposes to effect a Direct or Indirect Transfer of all of its Company Securities in a Control Block Transaction (as defined below) in which Comcast would like to reserve its right to cause the Liberty Group to participate as provided in this Section, then Comcast shall provide written notice thereof to Liberty (the "Control Sale Notice"), which shall include the amount and type of the consideration to be paid to the Comcast Group, the form of acquisition agreement Comcast is prepared to enter into in connection with such Control Block Transaction and all other material terms thereof, and shall also include such information as may be reasonably necessary in connection with Liberty's determination of the tax free nature of the transaction) simultaneously with the notice required under Section 8.1 or 9.7, as applicable. Upon the failure of the Liberty Group to exercise any such rights within the exercise period specified in this Agreement or written notice of Liberty's earlier determination not to exercise such rights (the expiration of such period or the date of such notice, the "Liberty Rights Termination Date"), Comcast shall then have the right, exercisable by written notice to Liberty given within 15 days of the Liberty Rights Termination Date (the "Buy Notice", which shall reconfirm and/or update the information contained in the Control Sale Notice) to require that each Liberty Stockholder sell (the "Compelled Sale") to the Person which has offered to purchase the Comcast Group's Company Securities in the Control Block Transaction (the "Control Block Buyer", which Person shall not be an Affiliate of Comcast), all of the Company Securities beneficially owned by the Liberty Group for (x) in the case of Direct Transfer of Company Securities, the same




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

consideration per Company Security as is to be received by the members of the Comcast Group or (y) in the case of an Indirect Transfer of Company Securities, consideration per Company Security having the value determined in accordance with the procedure set forth in Section 9.3 (but taking into consideration the portion of the price paid by the Control Block Buyer in connection with such transfer which is attributable to the Company Securities held by the Comcast Group and the other terms and conditions of the Control Block Transaction) and, in each case otherwise upon the same terms and conditions as the Comcast Group has proposed or agreed to Transfer its Company Securities to such Control Block Buyer; provided, however, that the Comcast Group's right to require any Liberty Stockholder to effect a Direct or Indirect Transfer of its Company Securities in such Compelled Sale shall be subject to Liberty's good faith determination (i) that the proposed Control Block Transaction will not cause Liberty or its Affiliates to recognize any taxable income, and (ii) that such Control Block Transaction would not result in, and would not have a reasonable likelihood of resulting in, Liberty Parent or any of its Affiliates being required (pursuant to any law, statute, rule, regulation, order or judgment promulgated or issued by any court of competent jurisdiction or the United States government or any Federal governmental, regulatory, or administrative authority or agency or tribunal) to divest itself of any of its assets, or would render its continued ownership of its assets (including any consideration to be received by Liberty Parent or its Affiliates in the Control Block Transaction) illegal or subject to the imposition of a fine or penalty or would impose material restrictions or limitations on its full rights or ownership of its assets. As used herein, the term "Control Block Transaction" shall mean a Direct or Indirect Transfer in one transaction or a series of related transactions between the Control Block Buyer or its Affiliates, on the one hand, and Comcast and its Subsidiaries, on the other hand, of all Company Securities beneficially owned by the Comcast Group which Company Securities, together with the Company Securities and any other securities of the Company beneficially owned by the Control Block Buyer and its Affiliates, gives the Control Block Buyer the effective right or power (whether or not such Person exercises such right) to elect a majority of the Board.

                  (b) Subject to the terms of this Agreement, upon delivery to it of the Buy Notice, Liberty agrees to become a party to or otherwise become bound by the applicable terms and conditions of the contract, agreement or instrument pursuant to which the Comcast Group has agreed to sell its Company Securities in the Control Block

Transaction, the terms and conditions of which shall be no less favorable to the Liberty Group than the terms and conditions applicable to Comcast, subject to appropriate changes necessary to reflect any other securities or assets being transferred or sold by the Comcast Group in such Control Block Transaction.

                  (c) Any closing of the purchase of the Company Securities held by the Liberty Stockholders pursuant to this Section 9.10 shall be consummated as soon as practicable after receipt of all applicable regulatory approvals, but in any event not later than the 135th day following the later of the date of the Buy Notice and the determination of the Fair Market Value; provided that in the event that the Control Block Buyer is prohibited from consummating such purchase by such date because of the entry of any injunction, order, or decree or the enactment of any law or regulation, in each case subsequent to the delivery of the Buy Notice, then the date by which such purchase was to be consummated pursuant to the foregoing clause shall be extended for an additional period ending on the earlier to occur of (x) the 10th day following the date such purchase is no longer prohibited as aforesaid and (y) the 195th day following the date of the Buy Notice.

                  If, at the end of the applicable period described above, the Comcast Group has not completed the sale contemplated by the Control Sale Notice, this Section 9.10 shall again apply in its entirety, except that Comcast shall not be permitted to exercise its rights under this Section more than one time in any twelve consecutive months; provided, however, that in the event Comcast's failure to complete such sale is the result of any failure to receive a governmental approval or consent or other matter, and if all other conditions to Liberty's obligations to close have been satisfied, then Liberty may, but shall not be obligated to, with the agreement of the Control Block Buyer, consummate such sale on the terms and conditions applicable to it without theretofore complying with the provisions of this Agreement (including, without limitation, Sections 7.1, 8.1 and 9.7).

                  (d) Notwithstanding anything contained herein, (i) delivery of the Control Sale Notice shall not prohibit or restrict Liberty from its ability to consummate a sale pursuant to Section 9.2 so long as the Exit Notice was delivered by Liberty prior to the date of the Control Sale Notice, and (ii) Comcast shall not be entitled to exercise its rights under this Section 9.10 if following the making of a demand for registration or a request for an incidental registration pursuant to its rights under Exhibit A, unless




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

Comcast shall have agreed in writing to pay any and all Registration Expenses for which Liberty may become liable pursuant to Exhibit A.

                  9.11. Qualifying Securities Limitation. For purposes of Sections 9.4.(c), 9.5.(c) and 9.7.(c), if the classes of securities which may be Comcast Qualifying Securities or Liberty Qualifying Securities include more than one class of voting securities, Comcast and Liberty shall not be permitted to choose any class with a vote per share in excess of 1 vote per share.


                                   ARTICLE 10
                                 MISCELLANEOUS

                  10.1. Agreement to be Bound. No Direct or Indirect Transfer of Company Securities shall be effective unless such Transfer is made in compliance with the terms of this Agreement. Any transferee (other than a transferee which is a member of a Stockholder Group) which acquires Company Securities or any interest therein pursuant to a Direct Transfer in accordance with the terms of this Agreement, shall not be required to become a party to this Agreement and shall have no rights or obligations hereunder. No Direct Transfer of Company Securities between any two or more members of a Stockholder Group shall be effective unless prior to such transfer the transferee agrees in writing, in form and substance reasonably satisfactory to the other Stockholder Group, to become bound as a Stockholder pursuant to the terms of this Agreement.

                  10.2. Undertaking. TCI hereby covenants and undertakes to cause Liberty and each Liberty Stockholder to comply with each of its representations, warranties, covenants, agreements and obligations under this Agreement to the same extent as if such representations, warranties, covenants, agreements and obligations were binding upon TCI; provided, that TCI makes no covenant or undertaking and shall have no obligation with respect to any promissory note issued by Liberty pursuant to Article ; and provided further, that TCI's obligations under this paragraph shall terminate (to the extent not fixed and accrued) at such time as (i)(A) equity securities of Liberty are publicly traded or (B) shares of a "tracking stock" or "target stock" primarily relating, directly or indirectly, to the performance or value of Liberty are publicly traded and (ii) based upon the trading price of such publicly traded securities or shares and the proportion of the total value of Liberty represented by such publicly traded Liberty securities or shares of "tracking" or "target" stock, the total market value of Liberty is at least $2 billion.

                  10.3. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements (including without limitation the Joint Bidding Agreement but excluding the Merger Agreement) and understandings, oral and written, among all of the parties hereto with respect to the subject matter hereof.

                  10.4. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors by operation of law and legal representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any Person (other than, pursuant to Section 5.8, any Designated Representative) other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement.

                  10.5. Assignability. The benefits of this Agreement shall not be assignable by any party hereto.

                  10.6. Amendment; Waiver; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company and each Stockholder.

                  (b) In addition, no provision of this Agreement that is specifically applicable to any Stockholder may be amended or otherwise modified or terminated except with the consent of such Stockholder.

                  (c) Each member of any Stockholder Group, which Stockholder Group ceases to beneficially own in the aggregate at least 5% of the Fully Diluted Shares then outstanding, shall cease to be bound by the terms hereof and shall cease to be entitled to any rights granted to such Stockholder Group and such Stockholder hereunder.

                  (d) Following compliance with the procedures set forth in
Section 9.7.(a), each Subject Entity shall be released from its obligations and shall not be entitled to any rights hereunder.

                  10.7. Notices. All notices and other facsimile communications given or made pursuant hereto or pursuant to




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

any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by facsimile (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the facsimile number or address set forth below and such notice or communication shall be deemed to have been given or made upon receipt:

     if to Comcast, CFC or CQI, to:

         Comcast Corporation
         1500 Market Street, East Tower - 35th Floor
         Philadelphia, Pennsylvania 19102-4735
         Attention:  General Counsel
         Fax: 215-981-7744

     with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Attention:  Phillip Mills, Esq.
         Fax: 212-450-4800

     if to Liberty or Liberty Sub, to:

         Liberty Media Corporation
         8101 East Prentice Avenue
         Suite 500
         Englewood, Colorado 80111
         Attention:  Robert R. Bennett
         Fax: 303-721-5415

     with a copy to:

         Baker & Botts
         885 Third Avenue, 19th Floor
         New York, New York 10022
         Attention: Jerome Kern, Esq.
         Fax: 212-705-5125





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

     if to the Company, to:

         QVC Programming Holdings, Inc.
         (or, following the Merger: QVC, Inc.)
         c/o Comcast Corporation
         1500 Market Street, East Tower - 35th Floor
         Philadelphia, Pennsylvania 19102-4735
         Attention:  General Counsel
         Fax: 215-981-7744

     with copies to:

         Liberty Media Corporation
         8101 East Prentice Avenue
         Englewood, Colorado 80111
         Attention:  Robert R. Bennett
         Fax: 303-721-5415

         Baker & Botts
         885 Third Avenue, 19th Floor
         New York, New York 10022
         Attention: Jerome Kern, Esq.
         Fax: 212-705-5125

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Attention:  Phillip Mills, Esq.
         Fax: 212-450-4800

                  Any Person who becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder. Each member of a Stockholder Group may rely upon any notice or communication of a member of the other Stockholder Group with respect to any matter relating to such other Stockholder Group.

                  10.8. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

                  10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  10.10. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

                  10.11. No Inconsistent Agreements; Specific Enforcement. (a) Each party hereto agrees not to take, or cause or permit (assuming such Person had the power to cause such action not to be taken) to be taken indirectly, any action which if taken, caused or permitted to be taken by such Person directly would constitute a violation of this Agreement.

                  (b) The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate, in addition to any other remedies that they may have at law or in equity.

                  10.12. Survival. The representations and warranties contained herein shall survive the execution and delivery of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             COMCAST CORPORATION


                             By:/s/ Arthur R. Block
                             Name: Arthur R. Block
                             Title: Vice President



                             LIBERTY MEDIA CORPORATION


                             By:/s/ Stephen M. Brett
                             Name: Stephen M. Brett
                             Title: Vice President



                             QVC PROGRAMMING HOLDINGS, INC.


                             By:/s/ Arthur R. Block
                             Name: Arthur R. Block
                             Title: Vice President



                             COMCAST QVC, INC.


                             By:/s/ Arthur R. Block
                             Name: Arthur R. Block
                             Title: Vice President



                             LIBERTY QVC, INC.

                             By:/s/ Stephen M. Brett
                             Name: Stephen M. Brett
                             Title: Vice President

                             QVC INVESTMENT, INC.


                             By:/s/ Stephen M. Brett
                             Name: Stephen M. Brett
                             Title: Vice President




The undersigned is executing and
delivering this Agreement solely for the purpose of agreeing to the provisions of
Section 10.2.

TELE-COMMUNICATIONS, INC.


By:/s/ Stephen M. Brett
Name:  Stephen M. Brett
Title: Executive Vice President









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